ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                                                                                                   Page
                                                                                                                   ----

     INDEPENDENT AUDITORS' REPORT

     To U.S. Can Corporation:
     Lombard, Illinois

     We have audited the  accompanying  consolidated  balance sheet of U.S. Can  Corporation  and  Subsidiaries  ("the  Company") as of
     December 31, 2002, and the related consolidated  statements of operations,  stockholders' equity, and cash flows for the year then ended.  These  financial  statements are the  responsibility  of the Company's  management.  Our  responsibility  is to express an opinion on these financial  statements  based on our audit. The  consolidated  financial  statements of the Company as of December
     31, 2001 and 2000 and for each of the two years then ended,  before the inclusion of the  disclosures  discussed in Note 15 to the financial  statements,  were audited by other  auditors,  who have ceased  operations.  Those  auditors  expressed an  unqualified opinion on those financial statements in their report dated March 6, 2002.

     We conducted our audit in accordance with auditing standards  generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial  statements  are free of material  misstatement.  An audit includes  examining,  on a test basis,  evidence  supporting the amounts and  disclosures in the financial  statements.  An audit also  includes  assessing  the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement  presentation.  We believe that our audit provides a reasonable basis for our opinion.

     In our opinion,  such 2002 consolidated  financial statements present fairly, in all material respects,  the financial position of
     U.S. Can Corporation and  Subsidiaries as of December 31,  2002, and the  consolidated  results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 2, in 2002 the Company  changed its method of  accounting  for goodwill as required by Statement of Financial
     Accounting Standards (Statement) No. 142, "Goodwill and Other Intangible Assets."

     As discussed  above,  the financial  statements of U.S. Can  Corporation  as of December 31, 2001 and 2000, and for the years then ended were audited by other auditors who have ceased  operations.  As described in Note 15, these  financial  statements have been revised to include the transitional  disclosures  required by Statement No. 142, which was adopted by the Company as of January 1,
     2002.  Our audit  procedures  with respect to the  disclosures  in Note 15 with respect to 2001 and 2000 included (i) agreeing the previously  reported  net income to the  previously  issued  financial  statements  and the  adjustments  to  reported  net income representing  amortization  expense  (including any related tax effects)  recognized in those periods related to goodwill,  to the
     Company's  underlying  records  obtained from  management,  and (ii) testing the mathematical  accuracy of the  reconciliation  of adjusted  net income to  reported  net income.  In our  opinion,  the  disclosures  for 2001 and 2000 in Note 15 are  appropriate.
     However,  we were not engaged to audit,  review,  or apply any procedures to the 2001 or 2000 financial  statements of the Company other than with respect to such disclosures and,  accordingly,  we do not express an opinion or any other form of assurance on the
     2001 or 2000 financial statements taken as a whole.

     As discussed above, the financial statements of U.S. Can Corporation for the year ended December 31, 2000 were audited by other auditors who have ceased operations. As described in Note 2 (n), the financial statements for the year ended December 31, 2000 have been reclassified to give effect to Statement No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB
     Statement No. 13, and Technical Corrections" ("SFAS 145"), which was adopted by the Company on January 1, 2003. We audited the adjustments to the Company's financial statements for the year ended December 31, 2000 as described in Note 2 (n) that were applied to conform those financial statements to the presentation required by SFAS 145.  Our audit procedures with respect to the financial statements for the year ended December 31, 2000 included (i) comparing the amounts previously reported as net loss from early extinguishment of debt in the Company's consolidated statement of operations to the Company's underlying accounting analysis obtained from management, (ii) comparing the amounts comprising the loss on early extinguishment of debt and related income tax benefit to independent supporting documentation obtained from management, and (iii) testing the mathematical accuracy of the reclassifications in the Company's financial statements. In our opinion such reclassifications have been properly applied.
     However, we were not engaged to audit, review, or apply any procedures to the 2000 financial statements of the Company other than with respect to such reclassifications and, accordingly, we do not express an opinion or any other form of assurance on the 2000 financial statements taken as a whole.

     Deloitte & Touche LLP
     Chicago, Illinois
     February 21, 2003 (September 15, 2003 as to the sixth paragraph, above)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The following report is a copy of a report  previously  issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen
     LLP. In fiscal 2002, the Company  adopted the  provisions of Statement of Financial  Accounting  Standards No. 142,  "Goodwill and
     Other  Intangible  Assets"  (SFAS No. 142).  As discussed in Note 15 to the  consolidated  financial  statements,  the Company has presented  the  transitional  disclosures  for 2001 and 2000  required by SFAS No. 142.  The Arthur  Andersen  LLP report does not extend to these  transitional  disclosures.  These  disclosures are reported on by Deloitte & Touche LLP as stated in their report appearing herein.

     TO U.S. CAN CORPORATION:

     We have audited the accompanying  consolidated balance sheets of U.S. CAN CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of December 31, 2001 and 2000,  and the related  consolidated  statements of operations,  stockholders'  equity and cash flows for each of the three years in the period  ended  December  31,  2001*.  These  financial  statements  are the  responsibility  of the
     Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those standards require that we plan and perform the audit to obtain  reasonable  assurance  about whether the financial  statements  are free of material misstatement.  An audit includes  examining,  on a test basis,  evidence  supporting the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements referred to above present fairly, in all material respects,  the consolidated  financial position of U.S. Can  Corporation  and  Subsidiaries  as of December 31, 2001 and 2000,  and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting  principles  generally accepted in the United States.

     ARTHUR ANDERSEN LLP
     Chicago, Illinois
     March 6, 2002

     * The 1999 consolidated financial statements are not required to be presented in the 2002 annual report.

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (000's omitted)

                                                                               For the Year Ended
                                                             -------------------------------------------------------
                                                               December 31,       December 31,       December 31,
                                                                   2002               2001               2000
                                                             -----------------  -----------------  -----------------

Net Sales.................................................          $796,500           $772,188           $809,497

Cost of Sales.............................................           710,395            695,514            693,158
                                                             -----------------  -----------------  -----------------

     Gross Income.........................................            86,105             76,674            116,339

Selling, General and Administrative Expenses..............            37,853             46,581             45,887

Special Charges...........................................             8,705             36,239              3,413

Recapitalization Charges..................................                 -                  -             18,886
                                                             -----------------  -----------------  -----------------

     Operating Income (Loss)..............................            39,547             (6,146)            48,153

Interest Expense..........................................            55,384             57,304             40,468

Loss from Early Extinguishment of Debt....................                 -                  -             24,167
                                                             -----------------  -----------------  -----------------

     Loss Before Income Taxes.............................           (15,837)           (63,450)           (16,482)

Provision (Benefit) for Income Taxes......................            37,637            (23,034)            (4,960)
                                                             -----------------  -----------------  -----------------

     Loss from Operations Before Cumulative
     Effect of Accounting Change..........................           (53,474)           (40,416)           (11,522)

Cumulative Effect of Accounting Change, net of income  taxes         (18,302)                 -                  -
                                                             -----------------  -----------------  -----------------

     Net Loss Before Preferred Stock Dividends............           (71,776)           (40,416)           (11,522)

Preferred Stock Dividend Requirement......................           (12,521)           (11,345)            (2,601)
                                                             -----------------  -----------------  -----------------

     Net Loss Attributable to Common Stockholders.........          $(84,297)          $(51,761)          $(14,123)
                                                             =================  =================  =================

                                    The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEETS
                                                (000's omitted, except per share data)

                                                                                December 31,           December 31,
                                  ASSETS                                            2002                   2001
                                                                            ---------------------  ---------------------
CURRENT ASSETS:
     Cash and cash equivalents............................................              $11,790                $14,743
     Accounts receivable, net of allowances...............................               89,986                 95,274
     Inventories, net.....................................................              105,635                100,676
     Deferred income taxes................................................                7,730                 21,977
     Other current assets.................................................               14,466                 15,732
                                                                            ---------------------  ---------------------
          Total current assets............................................              229,607                248,402

PROPERTY, PLANT AND EQUIPMENT, less accumulated
     depreciation and amortization........................................              241,674                239,234

GOODWILL, less accumulated amortization...................................               27,384                 66,437

DEFERRED INCOME TAXES.....................................................               29,340                 20,515

OTHER NON-CURRENT ASSETS..................................................               50,821                 59,762

                                                                            ---------------------  ---------------------
          Total assets....................................................             $578,826               $634,350
                                                                            =====================  =====================

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term debt and capital lease obligations...              $26,153                $14,983
     Accounts payable.....................................................               94,537                 96,685
     Accrued expenses.....................................................               51,446                 45,437
     Restructuring reserves...............................................               11,990                 25,945
     Income taxes payable.................................................                  958                  1,055
                                                                            ---------------------  ---------------------
          Total current liabilities.......................................              185,084                184,105

LONG TERM DEBT............................................................              523,529                521,793

LONG TERM LIABILITIES PURSUANT TO EMPLOYEE
   BENEFIT PLANS..........................................................               74,574                 38,000

OTHER LONG-TERM LIABILITIES...............................................                6,352                 16,963
                                                                            ---------------------  ---------------------

          Total liabilities...............................................              789,539                760,861

REDEEMABLE PREFERRED STOCK, 200,000 shares authorized, 106,667 shares
      issued & outstanding................................................              133,133                120,613

STOCKHOLDERS' EQUITY:
     Common stock, $10.00 par value, 100,000 shares authorized, 53,333
      shares issued & outstanding.........................................                  533                    533
     Additional paid-in-capital...........................................               52,800                 52,800
     Accumulated other comprehensive loss.................................              (51,076)               (38,651)
     Accumulated deficit..................................................             (346,103)              (261,806)
                                                                            ---------------------  ---------------------
          Total stockholders' equity / (deficit)..........................             (343,846)              (247,124)
                                                                            ---------------------  ---------------------
               Total liabilities and stockholders' equity.................             $578,826               $634,350
                                                                            =====================  =====================

                                      The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                            (000's omitted)
                             Common     Paid-in-CapitUnearned    Treasury     Accumulated    Accumulated   Comprehensive
                                                                                 Other
                                                    Restricted    Common     Comprehensive
                               Stock                  Stock        Stock         Loss          Deficit     Income (Loss)
                             ---------------------------------------------------------------------------------------------
BALANCE AT                    $    135   $112,840    $    (629)   $  (1,380)  $  (7,771)      $(34,639)
   DECEMBER 31, 1999.......
Net loss before preferred
   stock dividends.........          -          -            -          -             -        (11,522)      $   (11,522)
Redemption of common stock
   and exercise of stock
   options in connection
with
   the recapitalization....       (134)  (110,973)         305          -             -       (159,220)                -
Purchase of treasury stock.          -          -            -       (488)            -              -                 -
Retirement of treasury stock        (1)    (1,867)           -      1,868             -              -                 -
Issuance of common stock in
   recapitalized company...        533     52,800            -          -             -              -                 -
Preferred stock dividends..          -          -            -          -             -         (2,601)                -
Amortization of unearned
   restricted stock........          -          -          324          -             -              -                 -
Cumulative translation
   adjustment..............          -          -            -          -       (11,903)             -           (11,903)
                                                                                                          ----------------
Comprehensive loss.........                                                                                  $   (23,425)
                             -----------------------------------------------------------------------------================
BALANCE AT                         533     52,800            -          -       (19,674)      (207,982)
   DECEMBER 31, 2000.......
Net loss before preferred
   stock dividends.........          -          -            -          -             -          (40,416)     $   (40,416)
Settlement of shareholder
    litigation in
connection
    with the
recapitalization...........          -          -            -          -             -           (2,063)               -
Unrealized loss on cash flow
    hedge..................          -          -            -          -        (3,862)               -           (3,862)
Preferred stock dividends..          -          -            -          -             -          (11,345)               -
Equity adjustment to
reflect
   minimum pension liability         -          -            -          -          (288)               -             (288)
Cumulative translation
   adjustment..............          -          -            -          -       (14,827)               -          (14,827)
                                                                                                           ----------------
                                                                                                           ----------------
Comprehensive loss.........                                                                                   $   (59,393)
                             ------------------------------------------------------------------------------================
                             ------------------------------------------------------------------------------================
BALANCE AT                         533     52,800            -          -       (38,651)        (261,806)
   DECEMBER 31, 2001.......
Net loss before preferred
   stock dividends.........          -          -            -          -             -          (71,776)     $   (71,776)
Unrealized gain (loss) on
   cash flow hedge.........          -          -            -          -           176                -           (6,783)
Preferred stock dividends..          -          -            -          -             -          (12,521)               -
Equity adjustment to
reflect
   minimum pension liability         -          -            -          -       (22,058)               -          (22,058)
Cumulative translation
   adjustment..............          -          -            -          -         9,457                -            9,457
                                                                                                           ----------------
Comprehensive loss.........                                                                                   $   (91,160)
                                                                                                           ================
                             ------------------------------------------------------------------------------
BALANCE AT                    $    533   $ 52,800    $       -    $     -     $ (51,076)        $(346,103)
   DECEMBER 31, 2002.......
                             ==============================================================================

                                      The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                  U.S. CAN CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (000's omitted)

                                                                                    For the Year Ended December 31,
                                                                            ------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                            2002            2001             2000
                                                                            --------------- ---------------  ---------------
  Net loss before preferred stock dividends requirements................         $(71,776)       $(40,416)        $(11,522)
  Adjustments to reconcile net loss to net cash provided by
     operating activities -
     Depreciation and amortization......................................           36,086          34,626           33,670
     Special Charge.....................................................            8,705          36,239            3,413
     Recapitalization Charge............................................                -               -           18,886
     Loss on extinguishment of debt.....................................                -               -           24,167
     Cumulative effect of accounting change, net of tax.................           18,302               -                -
     Deferred income taxes..............................................           35,724         (24,369)          (5,430)
     Change in operating assets and liabilities, net of effect of acquired and disposed of businesses:
      Accounts receivable................................................          11,859          (5,677)         (11,869)
      Inventories........................................................           2,432          11,070           (3,587)
      Accounts payable...................................................          (9,220)         (3,366)          10,733
      Accrued expenses...................................................         (21,357)        (12,838)          (7,363)
      Other, net.........................................................          (4,591)         (2,261)         (22,366)
                                                                            --------------- ---------------  ---------------
          Net cash provided by (used in) operating activities.............           6,164          (6,992)          28,732
                                                                            --------------- ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, including restructuring capital.................          (27,235)        (19,537)         (24,504)
  Acquisition of business, net of cash acquired.........................                -          (4,198)               -
  Proceeds from sale of business........................................                -               -           12,088
  Proceeds from sale of property........................................            5,662           7,208            8,755
  Investment in Formametal S.A..........................................             (133)         (7,891)          (4,914)
                                                                            --------------- ---------------  ---------------
         Net cash used in investing activities..........................          (21,706)        (24,418)          (8,575)
                                                                            --------------- ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock .............................................                -               -           53,333
  Issuance of preferred stock ..........................................                -               -          106,667
  Retirement of common stock and exercise of stock options..............                -               -         (270,022)
  Settlement of shareholder litigation..................................                -          (2,063)               -
  Purchase of treasury stock............................................                -               -             (488)
  Issuance of 12 3/8% notes.............................................                -               -          175,000
  Repurchase of 10 1/8% notes...........................................                -               -         (254,658)
  Net borrowings (payments) under the revolving line of credit..........           13,600          37,600          (56,100)
  Borrowing of Tranche A loan...........................................                -               -           80,000
  Borrowing of Tranche B loan...........................................                -               -          180,000
  Borrowing of Tranche C loan...........................................                -          20,000                -
  Borrowing of other long-term debt.....................................           11,079               -           19,286
  Payments of long-term debt, including capital lease obligations.......          (12,689)        (14,102)         (22,528)
  Payment of debt financing costs.......................................                -          (6,294)         (16,137)
  Payment of recapitalization costs.....................................                -               -          (18,886)
                                                                            --------------- ---------------  ---------------
         Net cash provided by (used in) financing activities............           11,990          35,141          (24,533)
                                                                            --------------- ---------------  ---------------
                                                                            --------------- ---------------  ---------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.................................              599             228             (537)
                                                                            --------------- ---------------  ---------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........................           (2,953)          3,959           (4,913)
CASH AND CASH EQUIVALENTS, beginning of year............................           14,743          10,784           15,697
                                                                            --------------- ---------------  ---------------
CASH AND CASH EQUIVALENTS, end of year..................................          $11,790         $14,743          $10,784
                                                                            =============== ===============  ===============

                                      The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                            U.S. CAN CORPORATION AND SUBSIDIARIES

                                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                              DECEMBER 31, 2002, 2001 AND 2000

(1)  Basis of Presentation and Operations

                The consolidated  financial  statements include the accounts of U.S. Can Corporation (the "Corporation" or "U.S. Can"),
its  wholly  owned  subsidiary,  United  States  Can  Company  ("United  States  Can"),  and  United  States  Can's  subsidiaries  (the
"Subsidiaries").  All significant  intercompany  balances and transactions have been eliminated.  The consolidated group is referred to
herein  as  "the  Company".  Certain  prior  year  amounts  have  been  reclassified  to  conform  with  the  2002  presentation.   The
reclassifications had no effect on net loss attributable to common stockholders or total assets.

                The Company is a supplier of steel and plastic containers for personal care,  household,  food,  automotive,  paint and industrial  supplies,  and other specialty products.  The Company owns or leases 13 plants in the United States and 8 plants located in
Europe.

(2)  Summary of Significant Accounting Policies

                (a) Cash and Cash  Equivalents  - The Company  considers  all liquid  interest-bearing  instruments  purchased  with an original maturity of three months or less to be cash equivalents.

                (b) Accounts Receivable  Allowances - Allowances for accounts receivable are based on the customer  relationships,  the aging and turns of  accounts  receivable,  credit  worthiness  of  customers,  credit  concentrations  and  payment  history.  Although management  monitors  collections  and credit  worthiness,  the  inability  of a  particular  customer  to pay its debts  could  impact collectibility  of  receivables  and could have an impact on future  revenues  if the  customer is unable to arrange  other  financing.
Activity in the accounts receivable allowances accounts was as follows (000's omitted):

                                                                                  2002             2001             2000
                                                                                  ----             ----             ----

   Balance at beginning of year...........................................    $      12,243   $    10,971    $    13,367
      Provision for doubtful accounts.....................................            1,437           621            516
      Change in discounts, allowances and rebates.........................            3,378           790         (2,449)
      Write-offs of doubtful accounts, net of recoveries..................             (944)         (139)          (463)
                                                                              -------------   -----------    -----------
   Balance at end of year.................................................    $      16,114   $    12,243    $    10,971
                                                                              =============   ===========    ===========

                (c)  Inventories--  Inventories  are  stated at the lower of cost or market and  include  material,  labor and  factory overhead.  Costs for United States inventory have been determined  using the last-in,  first-out  ("LIFO") method.  Had the inventories been  valued  using the  first-in,  first-out  ("FIFO")  method,  the amount  would not have  differed  materially  from the amounts as determined  using the LIFO method.  Costs for  Subsidiaries'  inventory  has been  determined  using the first-in,  first-out  ("FIFO")
method.  Subsidiaries' inventory was approximately  $48.1 million as of December 31,  2002 and 2001. The Company estimates reserves for inventory obsolescence and shrinkage based on its judgment of future realization.

                Inventories reported in the accompanying balance sheets were classified as follows (000's omitted):

                                                                                               2002              2001
                                                                                               ----              ----

    Raw materials.......................................................................   $       23,492    $    27,216
    Work in progress....................................................................           46,435         40,046
    Finished goods......................................................................           35,708         33,414
    Total Inventory.....................................................................   $      105,635    $   100,676
                                                                                           ==============    ===========

                In addition to the 2001  restructuring  initiatives,  the Company  charged  $3.2  million to Cost of Goods Sold for the write-off of inventory associated with discontinued product lines.  See Note (4) for further information on restructuring initiatives.

                (d)  Property,  Plant  and  Equipment--Property,   plant  and  equipment  is  recorded  at  cost.  Major  renewals  and betterments  which  extend the useful life of an asset are  capitalized;  routine  maintenance  and repairs are  expensed as  incurred.
Maintenance and repairs charged against earnings were  approximately  $27.4 million,  $28.6 million and $27.5 million in 2002, 2001 and
2000,  respectively.  Upon sale or retirement of these assets, the asset cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in income.

                Depreciation  for  financial  reporting  purposes  is  principally  provided  using the  straight-line  method over the estimated  useful lives of the assets,  as follows:  buildings-25 to 40 years;  machinery and equipment-5 to 20 years.  Equipment under capital leases is amortized  over the life of the lease.  Depreciation  expense was $32.0 million,  $29.2 million and $28.7 million for
2002, 2001 and 2000, respectively.

                Property reported in the accompanying balance sheets is classified as follows (000's omitted):

                                                                                               2002              2001
                                                                                               ----              ----

    Land ...............................................................................   $        5,086    $     6,025
    Buildings...........................................................................           60,364         62,483
    Machinery and equipment.............................................................          409,052        396,843
    Capital leases......................................................................            9,036         13,135
    Construction in process.............................................................           23,347         24,014
                                                                                                  506,885        502,500
    Accumulated depreciation and amortization...........................................        (265,211)       (263,266)
    Total Property......................................................................   $      241,674    $    239,234
                                                                                           ==============    ============

                (e)  Goodwill - The Company  adopted  SFAS No. 142  "Goodwill  and Other  Intangible  Assets" on January 1, 2002.  This
standard provides accounting and disclosure guidance for acquired  intangibles.  Under this standard,  goodwill and  "indefinite-lived"
intangibles  are no longer  amortized,  but are tested at least  annually for  impairment.  Effective  January 1, 2002, the Company has ceased  amortization  of goodwill.  The Company  recorded  goodwill  amortization  of $2.8 million and $2.9 million for the years ended
December  31,  2001 and 2000.  During the fourth  quarter of 2002,  the  Company  completed  its  transitional  impairment  testing and recorded a non-cash,  pre-tax  impairment  charge of $39.1 million ($18.3 million,  net of tax) as the cumulative effect of a change in accounting, effective January 1, 2002.  See Note (15) for additional disclosure.

                (f) Deferred  Financing  Costs - Costs  related to the issuance of new debt are  included in other  non-current  assets and are deferred and amortized  over the terms of the related debt  agreements.  Amortization  of financing  costs in 2002,  2001,  and
2000 were $4.1 million,  $2.6 million and $1.7 million,  respectively and are included in interest  expense.  The Company did not incur any financing costs in 2002 and paid $6.3 million of financing costs in 2001.

                (g)  Impairment  of  Long-Lived  Assets - SFAS No. 144,  "Accounting  for the  Impairment  or  Disposal  of  Long-Lived
Assets," was issued in August 2001. SFAS No. 144, which addresses  financial  accounting and reporting for the impairment of long-lived assets and for  long-lived  assets to be disposed  of,  supercedes  SFAS No. 121 and is  effective  for fiscal  years  beginning  after
December 15, 2001.  The Company  adopted  this  pronouncement  on January 1, 2002.  There was no impact to the  financial  position and results of operations of the Company as a result of the adoption.

                In accordance with SFAS 144, we continually  review whether events and  circumstances  subsequent to the acquisition of any long-lived  assets have occurred that indicate the remaining  estimated  useful lives of those assets may warrant  revision or that the remaining balance of those assets may not be recoverable.  If events and  circumstances  indicate that the long-lived assets should be reviewed for possible impairment,  we use projections to assess whether future cash flows or operating income (before  amortization)
on an undiscounted  basis related to the tested assets is likely to exceed the recorded  carrying amount of those assets,  to determine if a write-down is appropriate.  Should an impairment be identified,  a loss would be reported to the extent that the carrying value of the impaired  assets  exceeds their fair values as determined  by valuation  techniques  appropriate  in the  circumstances  that could include the use of similar projections on a discounted basis.

                (h)  Revenue -  Revenue  is  recognized  when  goods are  shipped,  at which  time,  title and risk of loss pass to the customer.  Provisions for discounts,  returns,  allowances,  customer rebates and other adjustments are provided for in the same period as the related  revenues are  recorded.  The Company  enters into  contractual  agreements  with certain of its  customers for rebates, generally  based on annual  sales  volumes.  As sales  occur,  a provision  for rebates is accrued on the balance  sheet and is charged against net sales.

                (i) Foreign Currency  Translation - The functional  currency for  substantially  all the Company's  Subsidiaries is the applicable  local  currency.  The translation  from the applicable  foreign  currencies to U.S.  dollars is performed for balance sheet accounts  using  current  exchange  rates in effect at the balance  sheet date and for revenue  and expense  accounts  using an average exchange rate prevailing  during the period.  The gains or losses  resulting from such  translation  are included in accumulated  other comprehensive  loss.  Gains or losses  resulting  from foreign  currency  transactions  are  included in operating  income and were not material in 2002, 2001 or 2000.

                (j) Financial  Instruments - To manage interest rate exposure,  the Company enters into interest rate  agreements.  The net interest  paid or received on these  agreements  is recognized as interest  income or expense.  Our interest  rate  agreements  are reported in the  consolidated  financial  statements at fair value using a mark to market  valuation.  Changes in the fair value of the contracts are recorded  each period as a component of other  comprehensive  income.  Gains or losses on interest  rate  agreements  are reclassified  as earnings or losses in the period in which  earnings are affected by the  underlying  hedged item. The Company does not use financial instruments for trading or speculative purposes.

                (k)  Accumulated Other Comprehensive Loss - The components of accumulated other comprehensive loss for 2002, 2001 and 2000 are as follows (000's omitted):

                                                                              2002              2001             2000
                                                                        ----------------- ----------------- ----------------
               Foreign Currency Translation Adjustment                      $(25,044)        $(34,501)        $(19,674)
               Minimum Pension Liability Adjustment                          (22,346)            (288)               -
               Unrealized Loss on Cash Flow Hedges                            (3,686)          (3,862)               -
                                                                        ----------------- ----------------- ----------------
               Total Accumulated Other Comprehensive Loss                   $(51,076)        $(38,651)        $(19,674)

                The components of  comprehensive  loss for 2002, 2001 and 2000 are included in the Statement of  Stockholder's  Equity.
The unrealized  loss on cash flow hedge  included in  comprehensive  loss is net of  reclassifications  of losses  included in interest expense of $7.0 million for the year ended December 31, 2002.

                (l) Stock-Based  Compensation - The Company currently issues  stock-based  compensation  under its U.S. Can 2000 Equity
Incentive  Plan.  The  Company  continues  to use the  intrinsic  fair value  method  under APB Opinion No. 25 to account for the plan;
therefore,  no compensation costs are recognized in the Company's  financial  statements for options granted.  In December of 2002, the
FASB issued SFAS No. 148  "Accounting  for Stock-Based  Compensation - Transition and  Disclosure".  SFAS No. 148 amends FASB Statement
No. 123 "Accounting for Stock-Based  Compensation" to provide  alternative  methods of transition for companies who voluntarily  change to the fair value based  method of  accounting  for  stock-based  employee  compensation.  The  statement  also  increases  stock-based compensation  quarterly and annual  disclosure  requirements  for all companies and is effective for financial  statements of companies with fiscal years ending after  December 15, 2002.  The Company  adopted this  statement in December of 2002. In  accordance  with SFAS
No.  148,  the  following  table  presents  (in  thousands)  what the  Company's  net loss would have been had the  Company  determined compensation costs using the fair value-based accounting method.

                             Actual       ro-forma 2002     Actual          Pro-forma         Actual      ro-forma 2000
                              2002       P                   2001              2001            2000      P
                        ------------------------------------------------ ---------------- ------------------------------
Stock-Based                               $                               $                               $
Compensation Cost, net  $                 5)            $                 37)             $               4,266)
of tax                  -                (              -                (                -              (

                                                                          $
Net Loss                 $      (84,297)  $   (84,302)   $     (51,761)  (51,798)          $    (14,123)  $    (18,389)

                (m) Income  Taxes - The Company  accounts for income taxes using the asset and  liability  method under which  deferred income tax assets and liabilities are recognized for the tax consequences of "temporary  differences"  between the financial  statement carrying  amounts and the tax bases of existing  assets and  liabilities  and  operating  losses and tax credit carry  forwards.  On an ongoing basis, the Company  evaluates its deferred tax assets to determine  whether it is more likely than not that such assets will be realized in the future and records  valuation  allowances  against the deferred tax assets for amounts  which are not  considered  more likely  than not to be  realized.  The  estimate  of the  amount  that is more  likely  than  not to be  realized  requires  the use of assumptions concerning the amounts and timing of the Company's future income by taxing jurisdiction.

                (n) New Accounting  Pronouncements  - SFAS No. 145 "Recission of FASB  Statements No. 4, 44, and 46,  Amendment of FASB
Statement No. 13, and Technical  Corrections"  was issued in April 2002 and is effective in fiscal years  beginning after May 15, 2002.
This statement  eliminates  the current  requirement  that gains and losses on  extinguishment  of debt be classified as  extraordinary items in the statement of operations.  Instead,  the statement  requires that gains and losses on  extinguishment  of debt be evaluated against the  criteria in APB Opinion 30 to  determine  whether or not such gains or losses  should be  classified  as an  extraordinary item.  The statement also contains other corrections to authoritative accounting literature in SFAS 4, 44 and 46.

                In connection  with the  recapitalization  in 2000, the Corporation  completed a tender offer and consent  solicitation for all of its  outstanding  10 1/8% notes due 2006,  plus accrued  interest and a bond tender  premium.  $235.7  million of the $236.6 million  principal  amount of bonds  outstanding  were purchased by the Corporation in the tender offer. In the fourth quarter of 2000, the Company  recorded an  extraordinary  net charge of $14.9 million  ($24.2  million  pre-tax),  related to the tender premium and the write-off of related deferred financing charges.

                The Company has adopted SFAS No 145. In accordance  with the  statement,  the Company  reviewed the criteria in Opinion
30 as it  relates  to the  Company's  early  extinguishment  of debt in 2000.  Opinion  30  states  that  for an item to be  considered extraordinary,  the underlying  event or transaction  causing the gain or loss should be unusual in nature and should be of a type that would not reasonably be expected to recur in the foreseeable  future.  Based on its review,  the Company  determined that the loss from early  extinguishment of debt in 2000 does not meet the criteria in Opinion 30 for  classification  as an extraordinary  item. As such, the Company  has  reported  its 2000 loss from early  extinguishment  of debt as a  deduction  from income  before  income  taxes.  The restatement did not affect the Company's financial position or results of operations.

                During July 2002, the FASB issued SFAS No. 146  "Accounting  for Costs  Associated  With Exit or Disposal  Activities".
SFAS No. 146 requires  that a liability for a cost  associated  with an exit or disposal  activity be recognized  when the liability is incurred.  SFAS No. 146  supercedes  the guidance of Emerging  Issues Task Force ("EITF")  Issue No. 94-3  "Liability  Recognition  for
Certain  Employee  Termination  Benefits  and Other Costs to Exit an  Activity",  which  required  that  liabilities  for exit costs be recognized at the date of an entity's  commitment to an exit plan.  SFAS No. 146 is effective for exit or disposal  activities that are initiated after December 31, 2002.  The Company will adopt SFAS No. 146 for any exit disposal activities initiated after such date.

                In  December  of 2002,  the FASB  issued  SFAS No. 148  "Accounting  for  Stock-Based  Compensation  -  Transition  and
Disclosure".  SFAS No. 148 amends FASB Statement No. 123 "Accounting for Stock-Based  Compensation" to provide  alternative  methods of transition for companies who  voluntarily  change to the fair value based method of accounting for stock-based  employee  compensation.
The statement also increases stock-based  compensation quarterly and annual disclosure  requirements for all companies and is effective for  financial  statements  of  companies  with fiscal years ending after  December  15, 2002.  The Company  adopted this  statement in
December  of 2002 and there was no impact to the  financial  position  and  results  of  operations  of the  Company as a result of the adoption.

                (o) Use of Estimates - The  preparation of financial  statements in conformity  with  accounting  principles  generally accepted in the United States  requires  management to make estimates and  assumptions  that affect the reported  amounts of assets and liabilities,  disclosure of contingent  assets and  liabilities  at the date of the financial  statements  and the reported  amounts of revenue and expenses  during the  reporting  period.  Estimates  are used for,  but not limited to:  allowance  for doubtful  accounts;
inventory valuation; purchase accounting allocations;  restructuring amounts; asset impairments;  depreciable lives of assets; goodwill impairments;  pension  assumptions  and tax valuation  allowances.  Future events and their effects cannot be perceived with certainty.
Accordingly,  our  accounting  estimates  require  the  exercise  of  management's  current  best  reasonable  judgment  based on facts available.  The  accounting  estimates used in the  preparation  of the  Consolidated  Financial  Statements  will change as new events occur,  as more  experience  is  acquired,  as more  information  is  obtained  and as the  Company's  operating  environments  change.
Significant  business  or customer  conditions  could  cause  material  changes to the amounts  reflected  in the  Company's  financial statements.  Accounting policies requiring  significant  management judgments include those related to revenue  recognition,  inventory valuation,  accounts receivable  allowances,  goodwill impairment,  restructuring  reserves, tax valuation allowances and interest rate exposure.  While actual results could differ from these estimates, management believes that these estimates are reasonable.

(3)             Recapitalization

                On October 4, 2000,  U.S. Can  Corporation  and  Berkshire  Partners LLC  completed a  recapitalization  of the Company through a merger.  As a result of the  recapitalization,  all of U.S. Can's common stock,  other than certain shares held by designated continuing  shareholders (the rollover  shareholders),  was converted into the right to receive $20.00 in cash per share and options to purchase  approximately  1.6 million  shares of U.S.  Can's  common  stock were  retired in exchange  for a cash  payment of $20.00 per underlying share, less the applicable option price.  Certain shares held by the rollover  shareholders were converted into the right to receive $20.00 in cash per share and certain shares held by the rollover  shareholders  were converted into the right to receive shares of capital stock of the surviving corporation in the merger.

                The recapitalization was financed by:

         -       a $106.7 million  preferred  stock  investment by Berkshire  Partners,  its  co-investors  and certain of the rollover stockholders;

         -       a  $53.3  million  common  stock  investment  by  Berkshire  Partners,  its  co-investors,  certain  of  the  rollover stockholders and management;

         -       $260.0 million in term loans under a new senior bank credit facility;

         -       $20.5 million in borrowings under a new revolving credit facility; and

         -       $175.0 million from the sale of 12 3/8% Senior Subordinated Notes due 2010.

                The recapitalization increased the Company's accumulated deficit as follows:

         -       Accumulated  deficit was charged for the difference  between the redemption price and the paid in value of the redeemed
                 U.S. Can capital stock ($159.2 million).

         -       The  Company  recorded  a  net  charge  of  $14.9  million  ($18.9  million  pretax)  for  expenses  related  to  their recapitalization in the fourth quarter of 2000.

         -       The Company  recorded a $24.2 million pretax charge  relating to the early redemption of the Company's 10 1/8% Notes due in 2006.

         -       In 2001, the shareholder litigation was settled resulting in a charge of $2.1 million.

                Funds generated from the  recapitalization  were used to retire all of the borrowings  outstanding  under the Company's former credit agreement,  to repay the majority of the principal,  accrued interest and tender premium applicable to U.S. Can's 10 1/8%
Notes due 2006, to purchase outstanding shares at $20 per share and to pay fees and expenses associated with the transaction.

(4)             Special Charges

                The Company initiated several  restructuring  programs in 2001,  consisting of a voluntary  termination program offered to all corporate office salaried employees,  the closure of six manufacturing  facilities and the consolidation of two Georgia plastics facilities into a new plastics plant in Atlanta, Georgia.

                 During the year ended  December 31, 2001,  the Company  closed a paint can  manufacturing  facility and a warehouse in
Baltimore,  Maryland and ceased operations in Dallas,  Texas. Also in conjunction with the restructuring  programs established in 2001, during 2002 the Company  closed a Custom & Specialty  plant located in the  Baltimore,  Maryland area and closed its Southall,  England manufacturing  facility.  The Company also closed two plastics  facilities in Georgia and consolidated  production to a new facility in
Atlanta,  Georgia.  As scheduled,  in the fourth quarter of 2002, the Company closed its Burns Harbor,  Indiana  lithography  facility, which completed the restructuring  program established in 2001, as originally planned. In addition,  during the fourth quarter of 2002, the Company sold its Daegeling, Germany facility.

                 During  2002,  the Company  recorded a net charge of $8.7  million  related to  restructuring.  The net charge of $8.7 million  consists of new  restructuring  reserves of $11.9 million less reversals of $3.2 million due to the reassessment of previously established  reserves.  The 2002 net charge  included a  reassessment  of the  restructuring  reserves  established  in 2001,  position elimination  costs and the loss on the sale of the Daegeling,  Germany facility.  While the majority of the  restructuring  initiatives have been  completed in 2002,  certain  portions of the programs will not be completed  until 2003,  and the Company does not expect to realize the full earnings benefits until 2004.  Certain  long-term  liabilities  (approximately  $3.7 million as of December 31, 2002), consisting primarily of employee termination costs and future ongoing facility carrying costs will be paid over many years.

         Total cash  payments in the twelve  months ended  December 31, 2002 were $20.8  million and the Company  anticipates  spending another $15.7 million over the next several years. The remainder of the reserve  consists  primarily of employee  termination  benefits paid over time for  approximately  52 salaried and 67 hourly  employees  (approximately  600 positions were  originally  identified for elimination), and other ongoing facility  carrying costs.

The table below presents the reserve categories and related activity as of December 31, 2002:

                           January 1, 2002           Net                                                 December 31, 2002
      (in millions)            Balance           Additions(d)       Deductions(c)       Other (b)             Balance
                           -----------------    ---------------    ----------------    -------------    --------------------
                           -----------------    ---------------    ----------------    -------------    --------------------
Employee Separation                   $21.2               $4.9             ($17.6)             $0.7                 $9.2

Facility Closing Costs                 10.7                3.8               (9.6)              1.6                  6.5
                           -----------------    ---------------    ----------------    -------------    --------------------
                           -----------------    ---------------    ----------------    -------------    --------------------
Total                                 $31.9               $8.7             ($27.2)             $2.3                $15.7(a)
                           =================    ===============    ================    =============    ====================
                           =================    ===============    ================    =============    ====================

(a)   Includes $3.7 million classified as other long-term liabilities as of December 31, 2002.
(b)   Non-cash foreign currency translation impact and the reversal of $1.5 million of asset write-offs previously expensed in the
      2001 restructuring.
(c)   Includes cash payments of $20.8 million.  The remaining non-cash deductions represent increased pension and post-retiree benefits transferred to Other Long-Term Liabilities (see Notes 8 & 9) and the non-cash loss recorded on the sale of the Daegeling facility.
(d)   Includes reversals of $3.2 million due to the re-assessment of reserves

2001
----

                The Company initiated several  restructuring  programs in 2001,  consisting of a voluntary  termination program offered to all corporate office salaried employees,  the closure of six manufacturing  facilities and the consolidation of two Georgia plastics facilities into a new plastics plant in Atlanta, Georgia.

                 During 2001, the Company closed a paint can manufacturing  facility and a warehouse in Baltimore,  Maryland and ceased operations in Dallas,  Texas.  Also in connection with the restructuring  programs  established in 2001, during 2002 the Company closed a Custom & Specialty plant located in the Baltimore,  Maryland area,  closed the Southall,  England  manufacturing  facility and closed the Burns  Harbor,  Indiana  lithography  facility.  The Company has also closed two  plastics  facilities  in Georgia and  transferred production  to a new  facility in Atlanta,  Georgia.  The closure of the Burns  Harbor,  Indiana  lithography  facility,  in the fourth quarter of 2002 completed the restructuring program established in 2001, as originally planned.
                As of  December  31,  2001,  the  remaining  balance  in the  restructuring  reserve  included  severance  and  related termination  benefits  paid over time for  approximately  159  salaried  and 330 hourly  employees.  Net charges of $36.2  million were recorded  in 2001 for the cost of these  programs.  The net charge of $36.2  million  consists of new  restructuring  reserves of $43.4 million less reversals of $7.2 million due to the reassessment of previously  established  reserves.  Cash charges consist primarily of employee  termination costs, future cash payments for employee benefits as required under union contracts,  lease termination and other facility exit costs.  Non-cash charges consist primarily of write-offs of property, plant and equipment.

                The following table summarizes the Company's 2001 restructuring programs:

                                                              Special Charge
                                        -----------------------------------------------------------
             Programs                          Cash             Non-cash          Total Charge         Positions identified
                                                                                                         for elimination
------------------------------------    ------------------- ----------------- --------------------- ---------------------------
                                                              (in millions)
Baltimore                                      $0.6               $1.8               $2.4                         1
Salaried Reduction in Force                    $4.6               --                 $4.6                        82
International Operations                       $3.4 (a)           $5.8               $9.2                       286
Burns Harbor                                   $9.5               $3.8              $13.3                       135
Other Facilities                               $4.9               $9.0              $13.9                        89
Reassessment of Prior Programs                 --                ($7.2)             ($7.2)                       --
                                        ------------------- ----------------- --------------------- ---------------------------
Total                                         $23.0              $13.2              $36.2                       593

(a)             Net of cash proceeds of $ 11.7 million received from the sale of the Southall, UK site.

                Baltimore
                ---------
                The Company  closed a paint can  manufacturing  facility  and a warehouse in  Baltimore,  Maryland  and  transferred  a portion of its production capacity to another facility located in Baltimore, Maryland.

                Salaried Reduction in Force
                ---------------------------
                In the third quarter of 2001, the Company  offered a voluntary  termination  program to all corporate  office  salaried employees.  Approximately 82 employees accepted the voluntary program.

                International Operations
                ------------------------
                After a review of its operating  facilities in the United Kingdom,  the Company decided to close its Southall,  England manufacturing  facility.  Production  capabilities  will be  transferred to the Company's  Merthyr  Tydfil and other  European  Aerosol plants. The European  consolidation  will reduce payroll and overhead costs in the U.K while realigning  capacity within Europe to meet customer demand. In connection with the realignment,  the Company  completed the sale of its Southall,  United Kingdom property in late
December 2001 and the manufacturing  facility was closed over the first  three-quarters  of 2002. In addition,  several other headcount reduction programs were initiated throughout the Company's International operations, including May.

                Burns Harbor
                ------------
                The Company  closed its Burns  Harbor,  Indiana  lithography  facility and  transitioned  its volume to other  existing operations.  The closure will reduce  excess  capacity,  overhead and related  payroll  costs as well as leverage  investments  made in previous years in new technology in existing U.S. Can facilities.

                Other Facilities
                ----------------
                The Company  reviewed its steel paint can capacity versus Company and industry  requirements and decided to permanently reduce capacity by closing its Dallas, Texas plant. The Company closed this operation in the fourth quarter of 2001.

                In 2001, the Company entered into a lease for a new plastics  manufacturing  plant. The Company closed its two existing plastics plants (Newnan,  Georgia and Morrow,  Georgia) in the first quarter of 2002, and all goods are now produced in our new Atlanta plant.

                In order to better leverage  resources and facilities,  the Company closed its Columbia Specialty plant in 2002, exited certain  product  lines and  transferred  production  capacity to its  Steeltin  and Olive Can  operations.  The closure was planned to provide better operating efficiencies and reduce overhead and payroll costs associated with the Columbia operation.

                Reassessment of Prior Programs
                ------------------------------

                Due to the Olive Can  acquisition,  the Company  revised  its plan to close a  lithography  operation  for which it had previously reserved closing costs. Accordingly, a reversal of previously provided restructuring reserves was recorded.

                The tables below present the reserve categories and related activity as of December 31, 2001 respectively:

                                      January 1, 2001                                                December 31, 2001
     (in millions)                        Balance           Additions(a)         Deductions(c)            Balance
                                    --------------------  ------------------   ------------------   --------------------
Employee Separation                                              $19.8               ($4.7)                  $21.2
                                           $6.1
Facility Closing Costs                         9.3                11.2                (9.8)                   10.7
Other Asset Write-Offs                      --                     5.2                (5.2)(d)                --
                                    --------------------  ------------------   ------------------   --------------------
Total                                     $15.4                  $36.2              ($19.7)                  $31.9(b)
                                    ====================  ==================   ==================   ====================

(a)             Includes a re-assessment of prior programs of $7.2 million
(b)             Includes $6.0 million of other long-term liabilities as of December 31, 2001
(c)             Includes cash payments of $ 8.3 million
(d)             Net of proceeds from sale of Southall facility of $11.7 million

                In 2000,  the Company  announced a reduction in force  program,  under which 81 salaried and 39 hourly  positions  were eliminated.  A one-time  pre-tax  charge for  severance  and other  termination  related  costs was  recorded in  conjunction  with the program.

(5)  Acquisitions

                On February 20, 2001,  certain assets of Olive Can Company,  a Custom & Specialty  manufacturer,  were acquired for net cash consideration of $4.2 million. The Olive acquisition is not material to the Company's operations or financial position.

                In March 1998,  a European  Subsidiary acquired a 36.5% equity interest in Formametal S.A.  ("Formametal"),  an aerosol can  manufacturer  located in  Argentina,  for  $4.6 million.  Including the initial  investment,  the Company has made advances to and investments  in  Formametal  totaling  $19.5  million.  The Company has also  provided a $7.5  million loan to  Formametal,  payable in installments through March 31, 2007.

                In January 2002,  Argentina  enacted  legislation  which,  among other things,  repealed the one to one U.S.  dollar to
Argentinean  peso exchange  rate.  The Company has  determined  that the  Argentinean  peso  denominated  portion of the  investment in
Formametal  will not be settled in the  foreseeable  future and therefore has reduced the  investment  balance by $17.0 million with an offsetting charge to accumulated other comprehensive income, representing the impact of the devaluation.

(6)  Debt Obligations

                Long-term debt obligations of the Company at December 31, 2002 and 2001 consisted of the following (000's omitted):
                                                                                                  2002           2001
                                                                                                  ----           ----
Senior debt -
      Revolving line of credit at adjustable interest rate, based on market rates,
        due January 4, 2006............................................................    $      69,700   $      56,100
      Tranche A term loan at adjustable interest rate, based on market rates,
        due January 4, 2006............................................................           66,000          74,000
      Tranche B term loan at adjustable interest rate, based on market rates,
        due January 4, 2006............................................................          177,750         178,750
      Tranche C term loan at adjustable interest rate, based on market rates,
        due January 4, 2006............................................................           20,000          20,000
      Secured term loan at 8.5% interest rate, due serially to January 2004............           18,220          19,912
      Unsecured revolving lines of credit at adjustable interest rate, based on
        market rates...................................................................           13,384              --
      Industrial revenue bonds at adjustable interest rate, based on market rates,
        due February 1, 2015...........................................................            4,000           4,000
      Capital lease obligations........................................................            1,867           4,290
      Other............................................................................            2,907           3,870
Senior Subordinated Series B Notes at 12 3/8% interest rate, due October 1, 2010.......          175,000         175,000
Senior Subordinated Series B Notes at 10 1/8% interest rate, due October 15, 2006......              854             854
                                                                                           -------------   -------------
      Total Debt.......................................................................          549,682         536,776
      Less--Current maturities.........................................................          (26,153)        (14,983)
                                                                                           --------------  --------------
Total long-term debt...................................................................    $     523,529   $     521,793
                                                                                           =============   =============

                In connection  with the  recapitalization,  United  States Can Company,  as Borrower,  entered into a Credit  Agreement among United States Can, U.S. Can Corporation and Domestic  Subsidiaries  of U.S. Can Corporation as Domestic  Guarantors,  and certain lenders  including Bank of America,  N.A.,  Citicorp North  America,  Inc., and Bank One NA as of October 4, 2000 (the "Senior  Secured
Credit  Facility").  The Senior Secured Credit Facility  provides for aggregate  borrowings of $395.0 million  consisting of: (i) $80.0 million  Tranche A loan;  (ii) $180.0 million  Tranche B loan;  (iii) $25.0 million  Tranche C facility and (iv) $110.0 million under a revolving  credit  facility.  All of the  Tranche A and Tranche B debt and  approximately  $20.5  million  under the  revolving  credit facility were used to finance the recapitalization.

                Principal  repayments  required under the Senior Secured Credit  Facility are $10 million in 2003  increasing to $218.8 million  in  2006.  Also  due in 2006  are any  amounts  outstanding  at that  time  under  the  Company's  revolving  line of  credit.
Additionally,  the Facility  requires a prepayment in the event that excess cash flow (as defined)  exists and following  certain other events, including asset sales and issuances of debt and equity.

                Amounts  outstanding  under the Senior Secured Credit  Facility bear interest at a rate per annum equal to either:  (1)
the base rate (as  defined in the Senior  Secured  Credit  Facility)  or (2) the LIBOR rate (as  defined in the Senior  Secured  Credit
Facility),  in each case, plus an applicable  margin.  The applicable margins were increased in connection with the 2001 amendments and are subject to future  reductions  based on the  achievement  of certain  leverage ratio targets and on the credit rating of the Senior
Secured Credit Facility.   The 2002 average interest rate on borrowings under the Senior Secured Credit Facility was 6.1%.

                Borrowings  under the Tranche A term loan are due and payable in  quarterly  installments,  which were  initially  $1.0 million and increase over time to $8.0 million,  until the final balance is due.  Borrowings  under the Tranche B term loan are due and payable in quarterly  installments  of nominal  amounts.  No payments are due on borrowings  under the Tranche C term loan prior to its final maturity.  The revolving  credit  facility is available  until January 4, 2006. In addition,  the Company is required to prepay a portion of the facilities under the Senior Secured Credit Facility upon the occurrence of certain specified events.

                The  Senior  Secured  Credit  Facility  is  secured  by  a  first  priority  security  interest  in  all  existing  and after-acquired assets of the Company and its direct and indirect domestic subsidiaries' existing and after-acquired assets,  including, without  limitation,  real  property and all of the capital  stock owned of its direct and indirect  domestic  subsidiaries  (including certain capital stock of their direct foreign  subsidiaries only to the extent permitted by applicable law). In addition,  if loans are made to foreign subsidiaries, they will be secured by the existing and after-acquired assets of certain of our foreign subsidiaries.

                United  States Can also issued $175.0  million  aggregate  principal  amount of 12 3/8% Senior  Subordinated  Notes due
October 1, 2010  ("Notes").  The Notes are unsecured  obligations of United States Can and are  subordinated in right of payment to all of United States Can's senior  indebtedness.  The Notes are guaranteed by U.S. Can and all of United States Can's  domestic  restricted subsidiaries.

                The Senior  Secured  Credit  Facility  and the Notes  contain a number of  financial  and  restrictive  covenants.  The covenants for the Senior Secured Credit Facility were amended in connection with the 2001  amendments.  Under its Senior Secured Credit
Facility,  the Company is required to meet certain financial tests,  including achievement of a minimum EBITDA level (as defined in the
Senior Secured Credit  Facility),  a minimum  interest  coverage  ratio, a minimum fixed charge  coverage ratio and a maximum  leverage ratio.  The  restrictive  covenants  limit the Company's  ability to incur debt,  pay dividends or make  distributions,  sell assets or consolidate  or merge with  other  companies.  The  Company  was in  compliance  with all of the  required  financial  ratios and other covenants at December 31, 2002 and  anticipates  being in compliance in 2003.  However,  the minimum  EBITDA level  covenant  increases significantly  in each of the first three quarters of 2003.  Although  management  believes that the Company will be in compliance with these and other covenants under the Senior Secured Credit Facility,  factors beyond the Company's control,  such as sudden downturns in the demand for its products or  significant  cost  increases  that it cannot  quickly pass through to customers or offset  through cost reductions,  may cause the Company's  earnings levels to not achieve those forecasted.  If the Company believes that it would be unable to achieve its minimum EBITDA level or other financial  covenants,  the Company would expect to negotiate with the lenders an amendment to its Senior  Secured Credit  Facility.  The Company  cannot be assured  however,  that the lenders would agree to an amendment if one were  required.  Without such an amendment or a waiver,  the Company would be in default on almost all of its  borrowings,  which would have severe consequences to the Company regarding its sources of liquidity and its ability to continue operations.

                In connection with the  recapitalization,  the Corporation completed a tender offer and consent solicitation for all of its  outstanding  10 1/8% notes due 2006,  plus  accrued  interest  and a bond tender  premium.  $235.7  million of the $236.6  million principal  amount of bonds  outstanding were purchased by the Corporation in the tender offer. A pre-tax charge of $24.2 million ($14.9 million,  net of tax) was taken in the fourth  quarter of 2000,  related to the tender  premium and the  write-off of related  deferred financing charges.

                Under existing agreements,  contractual  maturities of long-term debt as of December 31,  2002 (including capital lease obligations), are as follows (000's omitted):

      2003............................................................................................    $      26,153
      2004............................................................................................           31,813
      2005............................................................................................           21,576
      2006............................................................................................          289,840
      2007............................................................................................            1,300
      Thereafter......................................................................................          179,000
                                                                                                          -------------
                                                                                                          $     549,682
                                                                                                          =============

                See Note  (10) for  further  information  on  obligations  under  capital  leases.  Other debt,  consisting  of various governmental  loans,  unsecured  foreign debt and secured  equipment  notes bearing  interest at rates between 1.4% and 8.5% matures at various times through 2015, and was used to finance the expansion of several manufacturing facilities.

                In an effort to limit foreign  exchange risks,  and as required by the Credit  Agreement,  the Company had entered into several  forward  hedge  contracts.  The payments due on the secured term loan used to finance the  acquisition  of the Merthyr  Tydfil facility were hedged by a series of British  Pound/Dollar  forward  contracts.  Pursuant to the agreement under which the contracts had been issued,  the  counterparty  elected to terminate the contracts in January 2003. In connection  with the  termination,  the Company paid $1.0 million to the  counterparty,  which will be reflected in 2003  interest  expense in  accordance  with the original  contract terms.

                Based upon borrowing  rates currently  available to the Company for borrowings  with similar terms and maturities,  the fair  value of the  Company's  total debt was  approximately  $453.2  million  and  $472.9 million  as of  December 31,  2002 and 2001, respectively.  No quoted market value is available  (except on the 12 3/8% and the 10 1/8% Notes).  These amounts,  because they do not include certain costs such as prepayment  penalties,  do not represent the amount the Company would have to pay to reacquire and retire all of its outstanding debt in a current transaction.

                The Company paid interest on borrowings of  $56.0 million,  $55.2 million  and  $27.5 million  in 2002,  2001 and 2000, respectively.  Accrued  interest payable of $8.2 million and $11.9 million as of December 31, 2002 and 2001  respectively,  is included in accrued expenses on the consolidated balance sheet.

(7)  Income Taxes

                The provision  (benefit) for  income taxes before the cumulative effect of a change in accounting  principle  consisted of the following (000's omitted):
                                                                          2002                    2001            2000
                                                                          ----                    ----            ----
   Current
       U.S.........................................................    $         --        $        --     $          --
         Foreign...................................................           1,913              1,335               470

   Deferred
          U.S. ....................................................             490            (19,789)           (7,003)
            Foreign................................................          (9,484)            (4,580)            1,573

   Valuation Allowance.............................................          44,718                 --                --
                                                                       ------------        -----------     -------------
       Total.......................................................    $     37,637        $   (23,034)    $      (4,960)
                                                                       ============        ============    ==============

                Due to a history  of  operating  losses in  certain  countries  coupled  with the  deferred  tax  assets  that arose in connection with the restructuring  programs and goodwill  impairment  charges,  the Company has determined that it cannot conclude that it is "more  likely  than not" that all of the  deferred  tax assets of certain  of its  foreign  operations  will be  realized  in the foreseeable  future.  Accordingly,  during the fourth quarter of 2002, the Company  established a valuation  allowance of $44.7 million to provide for the  estimated  unrealizable  amount of its net deferred tax assets as of December 31, 2002.  The Company will  continue to assess the valuation  allowance and, to the extent it is determined  that such allowance is no longer  required,  these deferred tax assets will be  recognized  in the future.  The  provision  (benefit)  for income  taxes above  excludes the tax impact of the goodwill impairment charge recorded in 2002 of $20.8 million (see Note 15).

                The Company received refunds of $4.9 million, $0.3 million and $2.2 million in 2002, 2001 and 2000 respectively.

                The components of loss before income taxes for the three years ended  December 31, 2002,  2001 and 2000 were as follows
(000's omitted):
                                                                          2002                    2001            2000
                                                                          ----                    ----            ----

   U.S.............................................................    $     (1,726)       $   (44,839)    $     (18,599)
   Foreign.........................................................         (14,111)           (18,611)            2,117
                                                                       -------------       ------------    -------------
       Loss before income taxes....................................    $    (15,837)       $   (63,450)    $     (16,482)
                                                                       =============       ============    ==============

                A  reconciliation  of the difference  between taxes on pre-tax loss from  continuing  operations  before the cumulative effect of a change in accounting  principle and computed at the Federal  statutory  rate and the actual  provision  (benefit) for  such income taxes for the years presented were as follows (000's omitted):

                                                                                 2002             2001            2000
                                                                                 ----             ----            ----

Tax provision benefit computed at the statutory rates..............    $     (5,385)       $   (21,573)    $      (6,691)
Nondeductible recapitalization costs and amortization of
   intangible assets...............................................            (143)               398             1,658
State taxes, net of Federal tax effect.............................            (880)            (1,601)              113
Valuation allowance................................................          44,718                 --                --
Other, net.........................................................            (673)              (258)              (40)
                                                                       -------------       ------------    --------------
   Provision (benefit) for income taxes............................    $     37,637        $   (23,034)    $      (4,960)
                                                                       ============        ============    ==============

                Deferred  income taxes are determined  based on the estimated  future tax effects of differences  between the financial statement and tax bases of assets and  liabilities  given the  provisions of the enacted tax laws.  Significant  temporary  differences representing  deferred  income tax benefits and  obligations  consisted of the  following  (including  $2.6 million and $3.8 million of deferred tax liabilities included in Other Long-Term Liabilities as of December 31, 2002 and 2001, respectively) (000's omitted):

                                                                 December 31, 2002                December 31, 2001
                                                                 -----------------                -----------------
                                                            Benefits       Obligations        Benefits       Obligations
                                                            --------       -----------        --------       -----------

Restructuring reserves..................................  $       5,560              --    $    17,355                --
Goodwill ...............................................         15,305              --             --            (6,174)
Retirement and post-employment benefits.................         26,554              --         14,231                --
Accrued liabilities.....................................          8,528              --          9,317                --
Tax credit carry-forwards...............................          6,112              --          7,015                --
Capitalized leases......................................             --            (930)            --              (255)
Property and equipment..................................             --         (23,745)            --           (27,804)
Inventory valuation reserves............................             --          (6,054)            --            (4,271)
Net operating losses....................................         47,983              --         30,173                --
Other...................................................          2,445          (2,589)         2,386            (3,262)
                                                          -------------    -------------   -----------    ---------------
     Total deferred income tax benefits (obligations)...        112,487         (33,318)        80,477           (41,766)
Valuation allowance.....................................        (44,718)             --             --                --
                                                          --------------  -------------    -----------    --------------
     Total .............................................    $    67,769     $   (33,318)  $     80,477       $   (41,766)
                                                            ===========     ============  ============       ============

                The Company's  U.S. net operating  losses expire as follows:  $26.6 million in 2020 and $28.0 million in 2021 and $34.8 million in 2022 and  management  believes  it is more  likely  than not that the tax  benefit of the net  deferred  tax assets  will be realized prior to expiration.  The Company has foreign net operating  loss  carryforwards  in Germany and the United Kingdom which have no expiration  date.  However,  the Company has taken a valuation  reserve  against the full amount of its foreign net  operating  loss carryforwards.

                The Company  does not provide for U.S.  income taxes which would be payable if  undistributed  earnings of the European
Subsidiaries  were remitted to the U.S. because the Company either considers these earnings to be invested for an indefinite  period or anticipates  that if such earnings  were  distributed,  the U.S.  income taxes  payable  would be  substantially  offset by foreign tax credits.  On a net basis, there were no unremitted earnings at December 31, 2002.

(8)  Employee Benefit Plans

                The Company maintains separate  noncontributory  defined benefit and defined  contribution  pension plans covering most domestic hourly employees and all domestic  salaried  personnel,  respectively.  It is the Company's policy to fund accrued pension and defined contribution plan costs in compliance with ERISA or the applicable foreign requirements.

                The following  tables present the changes in the projected  benefit  obligations for the plan years ended  December 31,
2002 and 2001 (000's omitted):

U.S.
----
                                                                                              2002               2001
                                                                                              ----               ----

Projected benefit obligation at the beginning of the year............................    $      33,304    $      33,510
Net increase (decrease) during the year attributed to:
   Service cost......................................................................              860              886
   Interest cost.....................................................................            2,387            2,399
   Actuarial losses  ................................................................            3,028              537
   Benefits paid.....................................................................           (2,055)          (5,378)
   Plan amendments...................................................................              286            1,350
   Plan curtailment (a) .............................................................              959               --
   Special termination benefit (a)...................................................            1,141               --
                                                                                         -------------    -------------
Net increase (decrease) during the year..............................................            6,606             (206)
                                                                                         -------------    --------------
Projected benefit obligation at the end of the year..................................    $      39,910    $      33,304
                                                                                         =============    =============

(a) The plan  curtailment  benefit and special  termination  benefit are  associated  with the closure of the Burns Harbor  lithography facility.

Non-U.S.
--------
                                                                                              2002               2001
                                                                                              ----               ----

Projected benefit obligation at the beginning of the year............................    $      56,790    $      53,196
Net increase during the year attributed to:
   Service cost......................................................................              635              717
   Interest cost.....................................................................            3,224            2,786
   Actuarial losses  ................................................................            5,259            2,715
   Benefits paid.....................................................................           (2,679)          (1,830)
   Plan amendments...................................................................              119              242
   Plan curtailment (a) .............................................................           (1,003)              --
   Foreign currency translation impact...............................................            6,283           (1,036)
                                                                                         -------------    --------------
Net increase during the year.........................................................           11,838            3,594
                                                                                         -------------    -------------
Projected benefit obligation at the end of the year..................................    $      68,628    $      56,790
                                                                                         =============    =============

(a)  The plan curtailment is associated with the closure of the Southall, U.K. facility.

                The  following  tables  present the changes in the fair value of net assets  available  for plan  benefits for the plan years ended December 31, 2002 and 2001 (000's omitted):

U.S.
----
                                                                                                  2002           2001
                                                                                                  ----           ----

Fair value of plan assets at the beginning of the year..................................    $     32,104     $    37,299
Increase (decrease) during the year:
   Return on plan assets................................................................          (2,505)         (1,304)
   Sponsor contributions................................................................              --           1,487
   Benefits paid........................................................................          (2,055)         (5,378)
                                                                                            --------------   ------------
Net decrease during the year............................................................          (4,560)         (5,195)
                                                                                            -------------    ------------
Fair value of plan assets at the end of the year........................................    $     27,544     $    32,104
                                                                                            ============     ===========

Non-U.S.
--------
                                                                                                  2002           2001
                                                                                                  ----           ----

Fair value of plan assets at the beginning of the year..................................    $     43,431     $    49,462
Increase (decrease) during the year:
   Return on plan assets................................................................          (7,474)         (4,272)
   Sponsor contributions................................................................             845           1,072
   Participant contributions............................................................             119             242
   Benefits paid........................................................................          (2,679)         (1,830)
   Foreign currency translation impact..................................................           4,584          (1,243)
                                                                                            -------------    ------------
Net decrease during the year............................................................          (4,605)         (6,031)
                                                                                            -------------    ------------
Fair value of plan assets at the end of the year........................................    $     38,826     $    43,431
                                                                                            ============     ===========

                The following tables set forth the funded status of the Company's  defined benefit pension plans, at December 31,  2002 and 2001 (000's omitted):

U.S.
----
                                                                                                  2002           2001
                                                                                                  ----           ----
Actuarial present value of benefit obligation --
      Vested benefits...................................................................    $    (34,921)    $   (27,489)
      Nonvested benefits................................................................          (4,989)         (5,815)
                                                                                            -------------    ------------
   Accumulated benefit obligation.......................................................         (39,910)        (33,304)
   Fair value of plan assets............................................................          27,544          32,104
   Fair value of plan assets in excess of accumulated benefit obligation................         (12,366)         (1,200)
   Unrecognized net loss................................................................           8,464             288
   Unrecognized prior-service costs.....................................................           2,929           3,181
                                                                                            ------------     -----------
   Net amount recognized................................................................    $       (973)    $     2,269
Amounts recognized in the consolidated balance sheet consist of:
   Accrued benefit liability............................................................    $    (12,366)    $    (1,200)
   Intangible asset.....................................................................           2,930           3,181
   Deferred Tax Asset.................................................................             3,395              --
   Accumulated other comprehensive income...............................................           5,068             288
                                                                                            ------------     -----------
   Net amount recognized................................................................    $       (973)    $     2,269
                                                                                            =============    ===========

Non-U.S.
--------
                                                                                                  2002           2001
                                                                                                  ----           ----
Actuarial present value of benefit obligation --
      Vested benefits...................................................................    $    (68,569)    $   (53,818)
      Nonvested benefits................................................................              (6)            (39)
                                                                                            -------------    ------------
   Accumulated benefit obligation.......................................................         (68,575)        (53,857)
   Additional amounts related to projected increases in compensation levels.............             (53)         (2,933)
   Projected benefit obligation.........................................................         (68,628)        (56,790)
   Fair value of plan assets............................................................          38,826          43,431
                                                                                            ------------     -----------
   Fair value of plan assets in excess of projected benefit obligation..................         (29,802)        (13,359)
   Unrecognized net loss................................................................          26,354           7,083
                                                                                            ------------     -----------
   Net amount recognized................................................................    $     (3,448)    $    (6,276)
                                                                                            =============    ============
Amounts recognized in the consolidated balance sheet consist of:
   Accrued benefit liability............................................................    $    (29,654)    $    (6,277)
   Deferred Tax Asset (a).............................................................             9,172              --
   Accumulated other comprehensive income...............................................          17,034              --
                                                                                            ------------     -----------
   Net amount recognized................................................................    $     (3,448)    $    (6,277)
                                                                                            =============    ============

(a)  Prior to recognition of valuation allowance.

                The projected  benefit  obligation as of December 31, 2002,  2001 and 2000 was determined  using the following  assumed discount rates and expected long-term rate of return on plan assets:

U.S.                                                                          2002              2001             2000
----                                                                          ----              ----             ----

    Discount Rate......................................................           6.75%                 7.25%
7.50%
    Long-Term Rate of Return on Plan Assets............................           8.50%                 8.50%
8.50%

Non-U.S.                                                                      2002              2001             2000
--------                                                                      ----              ----             ----

    Discount Rate......................................................      5.00 - 5.75%   5.00 - 6.00%     5.50 - 6.00%
    Long-Term Rate of Return on Plan Assets............................           7.00%         7.00%            7.00%

                The plan has a non-pay  related  dollar  multiplier  benefit  formula;  accordingly,  the  effect of  projected  future compensation  levels is zero.  The plan's assets  consist  primarily of shares of equity and bond funds,  corporate  bonds and cash and cash equivalents.

                The net periodic pension cost was as follows (000's omitted):
U.S.
----
                                                                              2002              2001             2000
                                                                              ----              ----             ----

    Service costs......................................................   $         860    $          886    $       782
    Interest costs.....................................................           2,387             2,399          2,296
    Return on assets...................................................          (2,644)           (2,981)        (2,454)
Amortization of unrecognized transition obligation.....................              --                 2              1
    Recognized (gains) / loss..........................................              --               250           (318)
    Recognized prior service cost .....................................             392               372            246
    Curtailment loss and special termination benefits (a)..............           2,247                --             --
                                                                          -------------    --------------    -----------
    Net periodic pension cost..........................................   $       3,242    $          928    $       553
                                                                          =============    ==============    ===========

(a) The curtailment  loss and special  termination  benefits include a plan curtailment  benefit of $1.0 million,  special  termination benefit of $1.1  million,  and  recognition  of prior  service cost of $0.1  million,  associated  with the closure of the Burns Harbor lithography facility.

Non-U.S.
--------
                                                                              2002              2001             2000
                                                                              ----              ----             ----

    Service costs......................................................   $         635    $          717    $       825
    Interest costs.....................................................           3,224             2,786          2,844
    Return on assets...................................................          (3,301)           (3,358)        (3,693)
    Recognized (gains) / loss..........................................             235                --             --
                                                                          -------------    --------------    -----------
    Net periodic pension cost..........................................   $         793    $          145    $       (24)
                                                                          =============    ==============    ============

                In addition,  hourly employees at four plants are covered by  union-sponsored  collectively  bargained,  multi-employer pension  plans.  The  Company  contributed  to these  plans and  charged  to  expense  approximately  $1.1  million,  $1.1 million  and
$1.2 million in 2002, 2001 and 2000, respectively.  The contributions are generally determined in accordance with the provisions of the negotiated  labor  contracts  and are generally  based on a per employee,  per week amount.  The  Company's  liability,  if any, is not presently determinable and therefore no amount has been recorded for any contingent unfunded liability.

                The Company provides a 401(k) defined  contribution  plan to eligible  employees.  Company matching  contributions  for employees and related  administration  costs  associated with the plan were $2.4 million,  $2.5 million and $2.3 million for 2002, 2001 and 2000, respectively.

(9)  Postretirement Benefit Plans

                The Company  provides  health and life insurance  benefits for certain  domestic  retired  employees in connection with collective bargaining agreements.

                The following  presents the changes in the  accumulated  postretirement  benefit  obligations  for the plan years ended
December 31, 2002 and 2001 (000's omitted):

                                                                                                  2002           2001
                                                                                                  ----           ----
Accumulated postretirement benefit obligations at the beginning
    of the year............................................................................  $     26,833    $    25,351
Net increase (decrease) during the year attributable to:
    Service cost...........................................................................           408            225
    Interest cost..........................................................................         1,734          1,871
    Actuarial loss.........................................................................         8,497          1,060
    Benefits paid..........................................................................        (1,947)        (1,674)
    Plan amendments........................................................................        (4,506)            --
    Plan curtailment (a)...................................................................           479             --
    Special termination benefit (a)........................................................           727             --
                                                                                             ------------    -----------
Net increase for the year..................................................................         5,392          1,482
                                                                                             ------------    -----------
Accumulated postretirement benefit obligations at the end of the year......................  $     32,225    $    26,833
                                                                                             ============    ===========

(a) The plan  curtailment  benefit and special  termination  benefit are  associated  with the closure of the Burns Harbor  lithography facility.

                Effective  January  1, 2002 the  Company  amended  the  postretiree  health  care plan.  The  amendment  resulted  in a reduction in the accumulated  postretirement  benefit obligation of $4.5 million by capping the Company's  contribution  toward retiree medical costs at 150% of the expected 2003 medical costs.

                The Company's  postretirement  benefit plans are not funded. The status of the plans at December 31,  2002 and 2001, is as follows (000's omitted):
                                                                                                  2002           2001
                                                                                                  ----           ----
Accumulated postretirement benefit obligations:
    Active employees.......................................................................  $      9,812    $     5,777
    Retirees...............................................................................        22,413         21,056
                                                                                             ------------    -----------
Total accumulated postretirement benefit obligations.......................................        32,225         26,833
Unrecognized net gain/(loss)...............................................................        (6,953)         1,544
Unrecognized prior-service costs...........................................................         4,125             --
                                                                                             ------------    -----------
Net liability recognized...................................................................  $     29,397    $    28,377
                                                                                             ============    ===========

                Net periodic  postretirement  benefit costs for the  Company's  U.S.  postretirement  benefit plans for the years ended
December 31, 2002, 2001 and 2000, included the following components (000's omitted):

                                                                                2002              2001           2000
                                                                                ----              ----           ----

Service cost...........................................................     $        407      $      225      $      243
Interest cost..........................................................            1,734           1,871           1,764
Recognized gain........................................................               --              --           (152)
Recognized prior-service cost..........................................            (382)              --              --
Curtailment and Special termination benefit............................            1,206              --              --
                                                                            ------------      ----------      ----------
Net periodic postretirement benefit cost...............................     $      2,965      $    2,096      $    1,855
                                                                            ============      ==========      ==========

                The assumed health care cost trend rate used in measuring the accumulated  postretirement  benefit obligation was 9% to
4% in 2002 and 7% in 2001 and 2000.  The 2002 health care  assumption  was based upon emerging  health care trends,  and begins at a 9%
increase in 2003,  reducing by 1% each year  thereafter,  until 2008. A one  percentage  point increase in the assumed health care cost trend rate for each year would  increase the  accumulated  postretirement  benefit  obligation  as of  December 31,  2002 and 2001,  by approximately  $3.6  million  and  $2.3 million,  respectively,  and the total of the  service  and  interest  cost  components  of net postretirement  benefit cost for each year then ended by  approximately  $0.3 million,  $0.3 million and $0.2 million in 2002, 2001 and
2000.  A one  percentage  point  decrease  in the  assumed  health care cost trend rate for each year would  decrease  the  accumulated postretirement  benefit  obligation as of December 31,  2002 and 2001, by approximately  $3.2 million and $2.1 million in 2002 and 2001 respectively,  and the total of the service and interest cost  components of net  postretirement  benefit cost for each year then ended by  approximately  $0.3 million in 2002 and $0.2  million in both 2001 and 2000.  The assumed  discount  rate used in  determining  the accumulated  postretirement  benefit obligation was 6.75%, 7.25% and 7.5%, in 2002, 2001 and 2000,  respectively.  The increased health care cost trends,  along with the decreased  discount  rate  assumptions  are the primary  drivers of the $8.5 million  actuarial  loss disclosed above.

                As of  December 31,  2002,  2001 and 2000,  the Company has  recorded a liability  of  $3.0 million,  $3.1 million  and
$3.2 million,  respectively,  for benefit  obligations for which a former executive was fully eligible to receive on a periodic payment basis  beginning  August 1,  1998. In 2002, the Company also recorded a $244,000  charge to  accumulated  other  comprehensive  loss in conjunction  with the  benefit  obligations.  The  principal  source of  funding  for this  obligation  is an  insurance  policy on the executive's life.

(10)  Commitments and Contingencies

Environmental

                United  States  Can has been  named as a  potentially  responsible  party  for  costs  incurred  in the  clean-up  of a groundwater  plume  partially  extending  underneath  United Sates Can's former site in San Leandro,  California.  We are a party to an indemnity agreement related to this matter with the owner of the property.  Extensive soil and groundwater  investigative work has been performed at this site in a coordinated  sampling event in 1999. The results of the sampling were  inconclusive as to the source of the contamination.  While the State of California has not yet commented on the sampling  results,  we believe that the principal  source of contamination  is  unrelated  to our past  operations.  At the request of the State of  California,  the Company will provide the State with  samples  from  monitoring  wells  located at the San  Leandro  site as part of a  coordinated  sampling  event that is  currently scheduled for the first quarter of 2003.

                Through corporate due diligence and the Company's  compliance  management  system, a potential  noncompliance  with the environmental  laws at our New Castle,  Pennsylvania  facility related to the possible use of a coating or coatings  inconsistent  with the conditions in the facility's Clean Air Act Title V permit was identified.  In February 2001, the Company voluntarily  self-reported the potential noncompliance to the Pennsylvania Department of Environmental  Protection (PDEP) and the Environmental  Protection Agency
(EPA) in accordance with PDEP's and EPA's policies.  The Company undertook a full review,  revised its emissions  calculations based on its review and determined that it had not exceeded its emissions cap for any reporting  year. In September  2001, the Company  reported to PDEP and EPA certain  deviations  from the  requirements  of its Title V permit  related to the use of  non-compliant  coatings  and corresponding  recordkeeping  and reporting  obligations,  and certain  recordkeeping  deviations  stemming from the malfunction of the temperature recorder for an oxidizer.  The Company met with PDEP officials in October 2001, and provided some supplemental  information requested by PDEP in November  2001. On May 21, 2002,  the Company met with PDEP officials and reached an agreement to resolve the past reported  deviations  by entering  into a Consent  Assessment  of Civil  Penalty for $30,000.  The Company and PDEP signed a definitive agreement in October 2002 and the Company paid the first installment.  The second installment is due in April 2003.

Legal

                The Company is involved in litigation  from time to time in the ordinary  course of our business.  In our opinion,  the litigation is not material to our financial condition or results of operations.

                 In May 1998,  the National Labor  Relations Board issued a decision  ordering the Company to pay  $1.5 million in back pay,  plus  interest,  for a violation of certain  sections of the National  Labor  Relations  Act. The  violation  was a result of the
Company's closure of several  facilities in 1991 and its failure to offer inter-plant job opportunities to 25 affected  employees.  The
Company  appealed  this  decision  on the  ground  that we are  entitled  to a credit  against  this  award  for  certain  supplemental unemployment  benefits  and  pension  payments.  On June 19,  2001,  the Court of Appeals  issued a written  decision.  While the Court enforced  the award of  backpay,  with  interest,  it agreed with the  Company's  position  that the NLRB should  permit the Company to present  actuarial  calculations of any credit due it because of overpayments or early payments of supplemental  unemployment  benefits or pension.  On March 1, 2002, the Company  settled this case.  Under the settlement  agreement,  the Company paid  approximately  $1.8 million in backpay  and  interest,  as well as certain  pension  adjustments  that are not  expected  to have a material  effect on the
Company.  The National Labor  Relations  Board approved the  settlement on May 30, 2002.  The Company made  substantially  all payments due under the settlement in July 2002.  In October 2002, the NLRB entered an Order officially closing this matter.

                Walter  Schmidt,  former  finance  director  at May  Verpackungen  GmbH  ("May")  sued for unfair  dismissal  following termination  of his  employment  contract.  The  contract  had a five-year  term and Schmidt  remains in pay status  through its notice period,  ending January 31, 2005.  Mr.  Schmidt  claims that he also is due a severance  settlement of five years' salary at the end of the notice period.  In July 2002, the labor courts of first  instance  ruled that Mr.  Schmidt  notice date and  termination  should be effective  December 31, 2005,  and that the severance  settlement  is due at that time.  On January 7, 2003,  May appealed this ruling.
In its appeal,  May contends  that the labor  courts'  ruling is erroneous on four bases.  The appeals  court will review the ruling of the labor courts of first instance de novo,  meaning that it is not bound by the prior ruling and may render an  independent  decision.
Since the appeals court's review is not complete,  the Company is unable,  at this time, to determine the appeals  court's  position or the effect on the Company of the initial decision.

Leases

                The Company has  entered  into  agreements  to lease  certain  property  under terms which  qualify as capital  leases.
Capital leases consist primarily of various  production  machinery and equipment.  Most capital leases contain renewal options and some contain  purchase  options.  As of  December 31,  2002 and 2001,  capital  lease  assets were  $1.4 million  and  $3.3 million,  net of accumulated amortization of $7.6 million and $9.8 million, respectively.

                The Company also maintains  operating  leases on various plant and office  facilities,  vehicles and office  equipment.
Rent  expense  under  operating  leases for the years ended  December 31,  2002,  2001 and 2000,  was $7.0  million,  $8.3  million and
$7.2 million, respectively.

                At December 31, 2002, minimum payments due under these leases were as follows (000's omitted):

                                                                                              Capital         Operating
                                                                                              Leases           Leases
                                                                                              ------           ------
   2003  ..............................................................................  $       1,143     $      4,997
   2004  ..............................................................................            764            4,326
   2005  ..............................................................................             41            3,883
   2006  ..............................................................................             --            3,125
   2007  ..............................................................................             --            2,827
   Thereafter..........................................................................             --            3,628
                                                                                         -------------     ------------
         Total minimum lease payments..................................................          1,948     $     22,786
                                                                                                           ============
   Amount representing interest........................................................            (81)
                                                                                         -------------
   Present value of net minimum capital lease payments.................................  $       1,867
                                                                                         =============

(11)  Equity Incentive Plans

                In connection with the  recapitalization,  the Board of Directors and stockholders of U.S. Can Corporation approved the
U.S. Can 2000 Equity  Incentive Plan. The Board of Directors  administers  the plan and may, from time to time,  grant option awards to directors of U.S. Can Corporation,  including  directors who are not employees of U.S. Can Corporation,  all executive officers of U.S.
Can  Corporation  and its  subsidiaries,  and other  employees,  consultants,  and advisers who, in the opinion of the Board,  are in a position to make a significant  contribution to the success of U.S. Can and its subsidiaries.  The Board of Directors may grant options that are  time-vested  and options that vest based on the  attainment of  performance  goals  specified by the Board of Directors.  All previous plans were terminated in connection with the recapitalization.

                In prior years, the Company made grants of restricted  shares which were charged to stockholders'  equity at their fair value and amortized as expense on a straight-line  basis over the period earned.  In 2000, all unvested  outstanding  restricted  stock was accelerated and issued or otherwise retired in connection with the recapitalization.

                On December 20, 2002,  U.S. Can  Corporation  amended its  certificate of  incorporation  to effect (i) a reverse stock split which,  upon filing with the Secretary of State of the State of Delaware,  reclassified and converted each  preexisting  share of common  stock and  Series A  preferred  stock  into  1/1000th  of a share of  common  and  preferred  stock,  respectively,  and (ii) a corresponding  reduction in the number of its authorized  shares of common stock from  100,000,000  shares to 100,000 shares and in the number of its authorized  shares of preferred stock from 200,000,000  shares to 200,000 shares.  The reverse stock split did not affect the relative percentages of ownership for any shareholders.

                A summary of the status of the  Company's  stock option plans (as restated for the reverse stock split) at December 31,
2002, 2001 and 2000, and changes during the years then ended, are presented in the tables below:

                                                            Options Outstanding                Exercisable Options
                                                            -------------------                -------------------
                                                                          Wtd. Avg.                            Wtd. Avg.
                                                                          Exercise                             Exercise
                                                  Shares (in 000s)          Price     Shares (in 000s)           Price
                                                  ----------------          -----     ----------------           -----
December 31, 1999..............................               1,438.150           $     16,820                 801.212$    15,900
   Granted.....................................                  433.500     14,190
   Exercised...................................              (1,855.859)     16,290
   Canceled....................................                   (15.791)              6,200
                                                    ----------------------         ----------

October 4, 2000................................                 --               --
   Granted.....................................                2,476.542      1,000               --           $      --
   Exercised...................................                 --               --
   Canceled....................................                 --               --
                                                    --------------       ----------

December 31, 2000..............................                2,476.542      1,000               --           $      --
   Granted.....................................                   154.000               1,000
   Exercised...................................                 --               --
   Canceled....................................                  (387.622)              1,000
                                                    ----------------------         ----------

December 31, 2001..............................                2,242.920      1,000          325.547           $   1,000
   Granted.....................................                     25.000              1,000
   Exercised...................................                 --               --
   Canceled....................................                 (461.186)               1,000
                                                    ---------------------          ----------
December 31, 2002 .............................               1,806.734       1,000          551.744           $   1,000

                                                                                                  Exercisable Options
                                                     Options Outstanding                            at December 31,
                                                    at December 31, 2002                                 2002
                                                    --------------------                                 ----
                                                          Remaining           Wtd.                                Wtd.
                                                         Contractual          Avg.                                Avg.
                                                            Life            Exercise                            Exercise
                                        Shares             (Years)            Price            Shares             Price
                                        ------             -------            -----            ------             -----

$1,000.00......................        1,806.734             7.40           1,000.00            551.744       $1,000.00
                                       =========                                                =======       =========

                The Company  accounts  for the plan using the  intrinsic  fair value  method under APB Opinion  No. 25;  therefore,  no compensation  costs have been  recognized  for  options  granted.  Had  compensation  costs  been  determined  on the fair  value-based accounting  method for options granted in 2002, 2001 and 2000, pro forma net income  (loss) would  have been  $(84.3) million,  $(51.8)
million and $(18.4) million for 2002, 2001 and 2000, respectively.

                The  weighted-average  estimated  fair  value of  options  granted  during  2002,  2001,  and 2000 after and before the recapitalization  was $341.10,  $388.42,  $440.02, and $13,515.71,  respectively.  The fair value of each option grant is determined on the date of grant using the Black-Scholes option pricing model with the following  weighted-average  assumptions for options granted in
2002, 2001, and 2000 after and before the  recapitalization,  respectively:  risk-free  interest rate of 4.26%,  5.04%,  6.0% and 6.0%;
expected lives of 10 years in all cases; expected volatility of 0%, 0%, 0%, and 35.2%; and no dividends for any year.

(12)  Redeemable Preferred Stock

                As part of the  recapitalization,  U.S. Can  Corporation  issued shares of preferred stock having an aggregate value of
$106.7 million to Berkshire  Partners and its affiliates and the rollover  stockholders.  Dividends accrue on the preferred stock at an annual rate of 10%,  are  cumulative  from the date of issuance  and  compounded  quarterly,  on March 31,  June 30,  September 30  and
December 31  of each year and are  payable  in cash when and as  declared  by our Board of  Directors,  so long as  sufficient  cash is available to make the dividend  payment and has been obtained in a manner  permitted  under the terms of our new senior  secured credit facility  and the  indenture.  As of  December  31,  2002 and 2001,  dividends  of  approximately  $26.5  million  and  $13.9  million, respectively,  have been  accrued.  Holders of the  preferred  stock have no voting  rights,  except as otherwise  required by law. The preferred  stock has a  liquidation  preference  equal to the  purchase  price per share,  plus all accrued and unpaid  dividends.  The preferred stock ranks senior to all classes of U.S. Can Corporation common stock and is not convertible into common stock.

                The  Company  is  required  to redeem  the  preferred  stock,  at the option of the  holders,  at a price  equal to its liquidation  preference,  plus  accrued  and  unpaid  dividends,  upon the  occurrence  of any of the  following  events and so long as sufficient  cash is available to the Company or available  from  dividend  payments  permitted  under the terms of the  Company's  debt agreement:

o               the bankruptcy of the Company

o               the  acceleration  of debt under any major loan agreement to which the Company or any of its  subsidiaries  is a party;
                     or

o               public offerings of shares of capital stock of the Company

                The Company's  certificate of incorporation  expressly states that any redemption  rights of holders of preferred stock shall be subordinate  or otherwise  subject to prior rights of the lenders under the Company's  Senior Secured Credit  Facility and the holders of the exchange notes.

                At this time,  the Company's  Senior Secured Credit  Facility  prohibits the Company's  ability to redeem the preferred stock and the debt agreement restricts the Company's ability to obtain funds that may be necessary to redeem the preferred stock.

(13)            Related Parties

                Berkshire Partners is the majority  shareholder  (77.3%) of the Company.  Berkshire received a fee of $2.0 million upon the completion of the recapitalization and receives a management fee of $750,000 per year.

                Under the  provisions  of the second  amendment  to the Senior  Secured  Credit  Facility,  Berkshire  Partners  may be
required  to cash  collateralize  and  ultimately  repurchase  the  Tranche C term loan  facility.  In  consideration  for  Berkshire's agreement to purchase a  participation  in the Tranche C term loan, the Company has agreed to accrue for and pay to Berkshire an annual fee of 2.75% of the amount of the Tranche C term loan then  outstanding,  which was  $550,000  for 2002.  This  amount was  included in accrued  liabilities in the accompanying  balance sheet. This fee is payable in advance,  is non-refundable and may not be paid in cash
(without the requisite  senior lenders'  consent) so long as the Company's  current senior bank debt is outstanding.  If Berkshire were required to purchase a Tranche C term loan  participation  in the future,  the Company would be required to pay Berkshire the amount of such Tranche C term loan,  plus accrued  interest,  to the extent of  Berkshire's  participation.  The Company also agreed to reimburse
Berkshire's  out-of-pocket  costs and expenses  incurred in  connection  with the purchase  agreement  and the second  amendment to the credit agreement.

                Salomon Smith Barney currently  beneficially  owns 4.90% of the Company's  common stock.  Salomon Smith Barney was paid
$2.0 million in fees in 2000 for financial advisory services provided in connection with the recapitalization.

(14)            Reverse Stock Split

                On December 5, 2002,  the board of  directors  authorized  (i) a reverse  stock split in which each issued share of the
Company's  common stock and Series A preferred stock,  $0.01 par value per share,  would be reclassified as and converted into 1/1000th of a share of common stock and  preferred  stock,  $10.00 par value per share,  subject to approval of the Company's  shareholders  and
(ii) a corresponding  reduction in the number of its authorized  shares of common stock from  100,000,000  shares to 100,000 shares and in the number of its authorized  shares of preferred stock from  200,000,000  shares to 200,000 shares.  During  December,  the Company obtained the necessary  shareholder  consents and on December 20, 2002, U.S. Can  Corporation,  upon filing with the Secretary of State of the State of Delaware,  amended its  certificate  of  incorporation  to effect the reverse stock split.  The reverse stock split did not affect the  relative  percentages  of ownership  for any  shareholders.  The reverse  stock split did not affect the annual rate at which dividends on preferred stock accrue,  their  cumulation or quarterly  compounding.  Dividends  remain payable in cash when and as declared by our Board of  Directors,  so long as sufficient  cash is available to make the dividend  payment and such payment would not violate the terms of the Facility and the Notes.

(15)            Accounting Change

                The Company  adopted SFAS No. 142 "Goodwill and Other  Intangible  Assets" on January 1, 2002.  This standard  provides accounting and disclosure guidance for acquired intangibles.  Under this standard,  goodwill and "indefinite-lived"  intangibles are no longer amortized,  but are tested at least annually for impairment.  Effective January 1, 2002, the Company has ceased  amortization of goodwill.  The Company  recorded  goodwill  amortization  of $2.8  million and $2.9  million for the years ended  December 31, 2001 and
2000.  SFAS No. 142  required the Company to make an initial  assessment  of goodwill  impairment  within six months after the adoption date.  The initial  step was  designed to  identify  potential  goodwill  impairment  by  comparing  an  estimated  fair value for each applicable  reporting unit to its respective  carrying value.  For the reporting units where the carrying value exceeds the fair value, a second step was performed to measure the amount of the goodwill impairment.

                During the first six months of 2002, the Company  completed the initial  transitional  goodwill  impairment  test as of
January 1, 2002,  and reported that a non-cash  impairment  charge was required in the Custom & Specialty and  International  segments.
During the fourth  quarter of 2002,  the Company  determined  the amount of the goodwill  impairment  and  recorded a pre-tax  goodwill impairment  charge of $39.1 million ($18.3  million,  net of tax) relating to the Custom & Specialty and  International  segments.  The charge has been presented as a cumulative effect of a change in accounting  principle  effective as of January 1, 2002 and is primarily due to competitive  pressures in the Custom & Specialty and  International  segment  marketplaces.  To determine the amount of goodwill impairment,  the Company  measured the impairment  loss as the excess of the carrying amount of goodwill over the implied fair value of goodwill.  The impairment charge has no impact on covenant compliance under the Senior Secured Credit Agreement.

                The changes in the  carrying  amount of goodwill  by segment for the year ended  December  31, 2002 were as follows (in
000's):
                                                                         Paint, Plastic        Custom &
                                                                                                       -
                                     Aerosol         International       & General Line        Specialty           Total
                                     -------         -------------       --------------        ---------           -----

                                                      $                                          $
Balance, Dec. 31, 2001                $    7,255  25,826                  $     20,129    13,227              $     66,437
Impairment write-offs                          -            (25,826)                   -            (13,227)        (39,053)
                                 ----------------   -----------------   -----------------   -----------------   -------------

                                                    $                                       $
Balance, December 31, 2002            $    7,255    -                        $    20,129    -                   $     27,384
                                 ================   =================   =================   =================   =============

                Pursuant to SFAS No. 142,  the results for 2001 and 2000 have not been  restated.  A  reconciliation  of net loss as if
SFAS 142 had been adopted is presented below for the years ended December 31, 2001 and 2000.

                                                                             Year Ended                    Year Ended
                                                                          December 31, 2001             December 31, 2000
                                                                      --------------------------    --------------------------
                                                                           (in thousands)                (in thousands)
Reported Net Loss Attributable to Common Stockholders                          $      (51,761)               $      (14,123)
Add back:  Goodwill amortization (net of tax)                                           1,858                         1,914
                                                                               --------------                --------------
Adjusted Net Loss Attributable to Common Stockholders                          $      (49,903)               $      (12,209)
                                                                               ===============               ===============

 (16)  Business Segments

                Management  monitors  and  evaluates  performance,  customer  base and market  share for four  business  segments.  The segments have separate  management teams and distinct product lines. The Aerosol segment  primarily  produces steel aerosol  containers in the U.S. for personal care, household,  automotive,  paint and industrial products.  The International segment produces aerosol cans in the Europe and Latin America  (through  Formametal  S.A., a joint  venture in Argentina) as well as steel food  packaging in Europe.
The Paint,  Plastic & General  Line  segment  produces  round cans in the U.S.  for paint and  coatings,  oblong cans for items such as lighter fluid and  turpentine as well as plastic  containers for paint and  industrial  and consumer  products.  The Custom & Specialty segment  produces a wide array of functional  and  decorative  tins,  containers  and other  products in the U.S. In 2002,  the Company realigned  certain  plants from the Paint,  Plastic & General  Line to the Custom & Specialty  segments.  The amounts for 2001 and 2000 were reclassified to reflect the realignment.

                The  accounting  policies of the segments are the same as those  described  in Note (2) to the  Consolidated  Financial
Statements.  No single customer accounted for more than 10% of the Company's total net sales during 2002, 2001 or 2000.

                Financial information relating to the Company's operations by geographic area was as follows (000's omitted):

                                                    United
                                                    States              Europe             Consolidated
                                                    ------              ------             ------------
2002
Net sales.........................................  $555,303          $  241,197           $  796,500
Identifiable assets.............................     359,737             219,089              578,826
2001
Net sales.........................................  $542,722          $  229,466           $  772,188
Identifiable assets.............................     395,150             239,200              634,350
2000
Net sales.........................................  $569,870          $  239,627           $  809,497
Identifiable assets.............................     388,918             248,946              637,864

                The  following is a summary of revenues from external  customers,  income  (loss) from  operations,  capital  spending, depreciation and amortization and identifiable assets for each segment as of December 31, 2002, 2001 and 2000 (000's omitted):
                                                                          2002                2001               2000
                                                                          ----                ----               ----
Revenues from external customers:
   Aerosol.......................................................     $     364,133      $    334,716      $     357,688
   International.................................................           241,197           229,466            239,627
   Paint, Plastic, & General Line................................           119,952           130,412            136,054
   Custom & Specialty............................................            71,218            77,594             76,128
                                                                      -------------      ------------      -------------
         Total revenues..........................................     $     796,500      $    772,188      $     809,497
                                                                      =============      ============      =============
Income (loss) from operations:
   Aerosol.......................................................     $      59,545      $     47,299      $      66,395
   International.................................................               742              (267)            12,802
   Paint, Plastic, & General Line................................            11,378            12,544             14,348
   Custom & Specialty............................................               734              (998)             7,559
                                                                      -------------      -------------     -------------
   Total Segment Income From Operations..........................            72,399            58,578            101,104
   Corporate and eliminations (a) (b)............................           (32,852)          (64,724)           (52,951)
   Interest Expense..............................................           (55,384)          (57,304)           (40,468)
   Loss from Early Extinguishment of Debt........................                --                --            (24,167)
                                                                      -------------      ------------      --------------
         Total loss before income taxes..........................     $     (15,837)     $    (63,450)     $     (16,482)
                                                                      ==============     =============     ==============
Capital spending:
   Aerosol.......................................................     $       6,879      $      3,514      $       6,499
   International.................................................            11,996             4,556              8,063
   Paint, Plastic, & General Line................................             3,770             6,536              3,650
   Custom & Specialty............................................             3,002             1,043                609
   Corporate.....................................................             1,588             3,888              5,683
                                                                      -------------      ------------      -------------
         Total capital spending..................................     $      27,235      $     19,537      $      24,504
                                                                      =============      ============      =============
Depreciation and amortization:
   Aerosol.......................................................     $      12,014      $     11,856      $      10,842
   International.................................................            10,182             9,355              9,288
   Paint, Plastic, & General Line................................             5,561             5,462              5,025
   Custom & Specialty............................................             1,942             2,165              2,182
   Corporate.....................................................             6,387             5,788              6,333
                                                                      -------------      ------------      -------------
         Total depreciation and amortization.....................     $      36,086      $     34,626      $      33,670
                                                                      =============      ============      =============
Identifiable assets:
   Aerosol.......................................................     $     166,136      $    168,214      $     183,150
   International.................................................           219,089           239,200            248,946
   Paint, Plastic, & General Line................................            80,566            82,627             91,209
   Custom & Specialty............................................            27,087            45,125             50,017
   Corporate.....................................................            85,948            99,184             64,542
                                                                      -------------      ------------      -------------
         Total identifiable assets...............................     $     578,826      $    634,350      $     637,864
                                                                      =============      ============      =============

(a)      Includes  special  charges and  recapitalization  costs.  Management  does not evaluate  segment  performance  including  such charges.

(b)      Selling, general and administrative costs are not allocated to the domestic segments.

 (17)  Subsidiary Guarantor Information

                The following presents the condensed  consolidating  financial data for U.S. Can Corporation (the "Parent  Guarantor"),
United States Can Company (the "Issuer"), USC May Verpackungen  Holding Inc.  (the "Subsidiary  Guarantor"),  and the Issuer's European
subsidiaries,  including May Verpackungen GmbH & Co., KG (the "Non-Guarantor  Subsidiaries"),  as of December 31, 2002 and 2001 and for
the years ended  December 31,  2002, 2001 and 2000.  Investments in subsidiaries are accounted for by the Parent Guarantor,  the Issuer and the  Subsidiary  Guarantor  under the equity  method for  purposes  of the  supplemental  consolidating  presentation.  Earnings of subsidiaries are,  therefore,  reflected in their parent's investment accounts and earnings.  This consolidating  information  reflects the guarantors and non-guarantors of the 12 3/8% senior subordinated notes due 2010.

                The  12  3/8%  senior  subordinated  notes  due  2010  are  guaranteed  on a  full,  unconditional,  unsecured,  senior subordinated,  joint and several basis by the Parent Guarantor,  the Subsidiary Guarantor and any other domestic restricted  subsidiary of the Issuer.  USC May Verpackungen  Holding Inc.,  which is wholly owned by the Issuer,  currently is the only Subsidiary  Guarantor.
The Parent Guarantor has no assets or operations separate from its investment in the Issuer.

                Separate  financial  statements of the Issuer or the  Subsidiary  Guarantors  have not been presented as management has determined that such information is not material to the holders of the 12 3/8% senior subordinated notes due 2010.

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)
                                                 CONSOLIDATING STATEMENT OF OPERATIONS

                                                 FOR THE YEAR ENDED DECEMBER 31, 2002
                                                            (000's omitted)

                                                                                            USC Europe/
                                                                              USC May           May
                                                               United      Verpackungen    Verpackungen
                                               U.S. Can      States Can      Holding           GmbH                          U.S. Can
                                              Corporation     Company      (Subsidiary    (Non-Guarantor                    Corporation
                                               (Parent)       (Issuer)      Guarantor)     Subsidiaries)    Eliminations   Consolidated
                                             -------------- ------------- --------------- ---------------- --------------- --------------

NET SALES..................................   $        -     $   555,303   $          -    $     241,197    $         -     $    796,500
COST OF SALES..............................             -        483,647            (406)        227,154               -         710,395
                                             -------------- ------------- --------------- ---------------- --------------- --------------
     Gross income..........................             -         71,656             406          14,043               -          86,105
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            -         24,146               -          13,707               -          37,853
SPECIAL CHARGES............................             -          3,080               -           5,625               -           8,705
                                             -------------- ------------- --------------- ---------------- --------------- --------------
     Operating income (loss)...............             -         44,430             406          (5,289)              -          39,547
INTEREST EXPENSE...........................             -         46,156           6,465           2,763               -          55,384
EQUITY EARNINGS (LOSS) FROM
  SUBSIDIARY...............................       (71,776)       (59,871)        (19,837)              -         151,484               -
                                             -------------- ------------- --------------- ---------------- --------------- --------------
    Income (loss) before income taxes......       (71,776)       (61,597)        (25,896)         (8,052)        151,484         (15,837)
PROVISION FOR INCOME TAXES.................             -          2,005          22,197          13,435               -          37,637
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME (LOSS) BEFORE                          (71,776)       (63,602)        (48,093)        (21,487)        151,484         (53,474)
  CUMULATIVE EFFECT OF ACCOUNTING   CHANGE
AND PREFERRED STOCK
  DIVIDENDS................................
CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE, NET OF TAX                                    -         (8,174)          4,717         (14,845)              -         (18,302)
                                             -------------- ------------- --------------- ---------------- --------------- --------------
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS       (71,776)       (71,776)        (43,376)        (36,332)        151,484         (71,776)
PREFERRED STOCK DIVIDENDS..................       (12,521)             -               -               -               -         (12,521)
                                             -------------- ------------- --------------- ---------------- --------------- --------------
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME (LOSS) ATTRIBUTABLE TO             $   (84,297)   $   (71,776)  $     (43,376)  $     (36,332)   $    151,484    $    (84,297)
  COMMON STOCKHOLDERS......................
                                             ============== ============= =============== ================ =============== ==============

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)
                                                 CONSOLIDATING STATEMENT OF OPERATIONS

                                                 FOR THE YEAR ENDED DECEMBER 31, 2001
                                                            (000's omitted)

                                               U.S. Can        United         USC May       USC Europe/     Eliminations     U.S. Can
                                                                                                May
                                                                           Verpackungen    Verpackungen
                                                             States Can      Holding           GmbH
                                              Corporation     Company      (Subsidiary    (Non-Guarantor                    Corporation
                                               (Parent)       (Issuer)      Guarantor)     Subsidiaries)                   Consolidated
                                             -------------- ------------- --------------- ---------------- --------------- --------------

NET SALES..................................   $        -     $   542,722   $          -    $     229,466    $         -     $    772,188
COST OF SALES..............................             -        483,878               -         211,636               -         695,514
                                             -------------- ------------- --------------- ---------------- --------------- --------------
     Gross income..........................             -         58,844               -          17,830               -          76,674
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            -         28,484           1,423          16,674               -          46,581
SPECIAL CHARGES............................             -         27,063               -           9,176               -          36,239
                                             -------------- ------------- --------------- ---------------- --------------- --------------
     Operating income (loss)...............             -          3,297          (1,423)         (8,020)              -          (6,146)
INTEREST EXPENSE...........................             -         48,136           6,500           2,668               -          57,304
EQUITY EARNINGS (LOSS) FROM
  SUBSIDIARY...............................       (40,416)       (13,010)         (1,198)              -          54,624               -
                                             -------------- ------------- --------------- ---------------- --------------- --------------
    Income (loss) before income taxes......       (40,416)       (57,849)         (9,121)        (10,688)         54,624         (63,450)
PROVISION FOR INCOME TAXES.................             -        (17,433)         (3,506)         (2,095)              -         (23,034)
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME (LOSS) BEFORE                          (40,416)       (40,416)         (5,615)         (8,593)         54,624         (40,416)
  PREFERRED STOCK DIVIDENDS................
PREFERRED STOCK DIVIDENDS..................       (11,345)             -               -               -               -         (11,345)
                                             -------------- ------------- --------------- ---------------- --------------- --------------
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME (LOSS) ATTRIBUTABLE TO             $   (51,761)   $   (40,416)  $      (5,615)  $      (8,593)   $     54,624    $    (51,761)
  COMMON STOCKHOLDERS......................
                                             ============== ============= =============== ================ =============== ==============

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)
                                                 CONSOLIDATING STATEMENT OF OPERATIONS

                                                 FOR THE YEAR ENDED DECEMBER 31, 2000
                                                            (000's omitted)

                                               U.S. Can        United         USC May       USC Europe/     Eliminations     U.S. Can
                                                                                                May
                                                                           Verpackungen    Verpackungen
                                                             States Can      Holding           GmbH
                                              Corporation     Company      (Subsidiary    (Non-Guarantor                    Corporation
                                               (Parent)       (Issuer)      Guarantor)     Subsidiaries)                   Consolidated
                                             -------------- ------------- --------------- ---------------- --------------- --------------

NET SALES..................................   $        -     $   569,870   $          -    $     239,627    $         -     $    809,497
COST OF SALES..............................             -        481,217               -         211,941               -         693,158
                                             -------------- ------------- --------------- ---------------- --------------- --------------
     Gross income..........................             -         88,653               -          27,686               -         116,339
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            -         29,525           1,478          14,884               -          45,887
SPECIAL CHARGES............................             -          3,413               -               -               -           3,413
Recapitalization Charges...................        18,886              -               -               -               -          18,886
                                             -------------- ------------- --------------- ---------------- --------------- --------------
     Operating income (loss)...............       (18,886)        55,715          (1,478)         12,802               -          48,153
INTEREST EXPENSE...........................             -         31,261           6,220           2,987               -          40,468
LOSS FROM EARLY EXTINGUISHMENT OF DEBT.....             -         24,167               -               -               -          24,167
EQUITY EARNINGS (LOSS) FROM
  SUBSIDIARY...............................            55           (135)          4,476               -          (4,396)              -
                                             -------------- ------------- --------------- ---------------- --------------- --------------
    Income (loss) before income taxes......       (18,831)           152          (3,222)          9,815          (4,396)        (16,482)
PROVISION FOR INCOME TAXES.................        (7,309)            97            (178)          2,430               -          (4,960)
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME (LOSS) BEFORE                          (11,522)            55          (3,044)          7,385          (4,396)        (11,522)
  PREFERRED STOCK DIVIDENDS................
PREFERRED STOCK DIVIDENDS..................        (2,601)             -               -               -               -          (2,601)
                                             -------------- ------------- --------------- ---------------- --------------- --------------
                                             -------------- ------------- --------------- ---------------- --------------- --------------
NET INCOME (LOSS) ATTRIBUTABLE TO             $   (14,123)   $        55   $      (3,044)  $       7,385    $     (4,396)   $    (14,123)
  COMMON STOCKHOLDERS......................
                                             ============== ============= =============== ================ =============== ==============

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)

                                                 CONDENSED CONSOLIDATING BALANCE SHEET
                                                        As of December 31, 2002
                                                            (000s omitted)

                                  U.S. Can     United States         USC May       USC Europe/ May    Eliminations       U.S. Can
                                                                  Verpackungen       Verpackungen
                                                                     Holding             GmbH
                                 Corporation    Can Company        (Subsidiary      (Non-Guarantor                      Corporation
                                  (Parent)        (Issuer)         Guarantor)       Subsidiaries)                      Consolidated
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
CURRENT ASSETS:
     Cash and cash equivalents    $       -     $      5,707      $           -       $      6,083       $       -      $     11,790
     Accounts receivable......             -          43,623                   -            46,363                -           89,986
     Inventories..............             -          57,500                (600)           48,735                -          105,635
     Prepaid expenses and
other
       assets.................             -          11,719               1,977             8,500                -           22,196
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total current assets             -         118,549               1,377           109,681                -          229,607
NET PROPERTY, PLANT AND
  EQUIPMENT...................             -         147,588                   -            94,086                -          241,674
INTANGIBLE ASSETS.............             -          27,384                   -                 -                -           27,384
OTHER ASSETS..................             -          66,216                 606            13,339                -           80,161
INTERCOMPANY
  ADVANCES....................             -         249,649                   -                 -         (249,649)               -
INVESTMENT IN
  SUBSIDIARIES................             -         (48,265)             61,360                 -          (13,095)               -
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total assets........    $       -     $    561,121      $       63,343      $    217,106       $ (262,744)    $    578,826
                                ============== ===============  ================== =================  ============== ==================

CURRENT LIABILITIES
     Current maturities of
       long-term debt.........    $       -     $     11,078      $           -       $     15,075       $       -      $     26,153
     Accounts payable.........             -          47,901                   -            46,636                -           94,537
     Other current liabilities             -          48,389                  31            15,974                -           64,394
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total current                    -         107,368                  31            77,685                -          185,084
liabilities...................
TOTAL LONG TERM DEBT..........           854         503,238                   -            19,437                -          523,529
OTHER LONG-TERM
  LIABILITIES.................             -          48,317                 673            31,936                -           80,926
PREFERRED STOCK...............       133,133               -                   -                 -                -          133,133
INTERCOMPANY LOANS............       112,057               -             114,863            22,729         (249,649)               -
INVESTMENT IN
  SUBSIDIARIES................        97,802               -                -                  -            (97,802)             -
STOCKHOLDERS' EQUITY..........      (343,846)        (97,802)            (52,224)           65,319           84,707         (343,846)
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total liabilities       $        -    $    561,121      $       63,343      $    217,106       $ (262,744)    $    578,826
and
            stockholders'
equity........................
                                ============== ===============  ================== =================  ============== ==================

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)

                                                 CONDENSED CONSOLIDATING BALANCE SHEET
                                                        As of December 31, 2001
                                                            (000s omitted)

                                  U.S. Can     United States         USC May       USC Europe/ May    Eliminations       U.S. Can
                                                                  Verpackungen       Verpackungen
                                                                     Holding             GmbH
                                 Corporation    Can Company        (Subsidiary      (Non-Guarantor                      Corporation
                                  (Parent)        (Issuer)         Guarantor)       Subsidiaries)                      Consolidated
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
CURRENT ASSETS:
     Cash and cash equivalents    $       -     $      8,249      $           -       $      6,494       $       -      $     14,743
     Accounts receivable......             -          51,806                   -            43,468                -           95,274
     Inventories..............             -          52,625                (600)           48,651                -          100,676
     Prepaid expenses and
other
       assets.................             -          26,518               1,049            10,142                -           37,709
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total current assets             -         139,198                 449           108,755                -          248,402
NET PROPERTY, PLANT AND
  EQUIPMENT...................             -         152,779                   -            86,455                -          239,234
INTANGIBLE ASSETS.............             -          40,611               1,544            24,282                -           66,437
OTHER ASSETS..................             -          62,561                   -            17,716                -           80,277
INTERCOMPANY
  ADVANCES....................             -         239,414                   -                 -         (239,414)               -
INVESTMENT IN
  SUBSIDIARIES................             -          11,044              72,287                 -          (83,331)               -
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total assets........    $       -     $    645,607      $       74,280      $    237,208       $ (322,745)    $    634,350
                                ============== ===============  ================== =================  ============== ==================

CURRENT LIABILITIES
     Current maturities of
       long-term debt.........    $       -     $     12,801      $           -       $      2,182       $       -      $     14,983
     Accounts payable.........             -          47,995                   -            48,690                -           96,685
     Other current liabilities             -          51,834              (1,759)           22,362                -           72,437
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total current                    -         112,630              (1,759)           73,234                -          184,105
liabilities...................
TOTAL LONG TERM DEBT..........           854         499,339                   -            21,600                -          521,793
OTHER LONG-TERM
  LIABILITIES.................             -          47,239                 514             7,210                -           54,963
PREFERRED STOCK...............       120,613               -                   -                 -                -          120,613
INTERCOMPANY LOANS............       112,056               -              93,283            34,075         (239,414)               -
INVESTMENT IN
  SUBSIDIARIES................        13,601               -                -                  -            (13,601)             -
STOCKHOLDERS' EQUITY..........      (247,124)        (13,601)            (17,758)          101,089          (69,730)        (247,124)
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
                                -------------- ---------------  ------------------ -----------------  -------------- ------------------
          Total liabilities       $        -    $    645,607      $       74,280      $    237,208       $ (322,745)    $    634,350
and
            stockholders'
equity........................
                                ============== ===============  ================== =================  ============== ==================

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)

                                            CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 FOR THE YEAR ENDED DECEMBER 31, 2002
                                                            (000s omitted)

                                                              U.S. Can        United                       USC Europe /       U.S. Can
                                                                                             USC May           May
                                                                            States Can    Verpackungen     Verpackungen
                                                            Corporation      Company         Holding      (Non-Guarantor     Corporation
                                                              (Parent)       (Issuer)    (Subsidiary-GuaraSubsidiaries)     Consolidated
                                                           --------------- ------------- ---------------- ---------------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES.........................$       -       $  19,114     $    (41,410)    $     28,460      $      6,164
                                                           --------------- ------------- ---------------- ---------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................         -        (15,239)               -          (11,996)          (27,235)
  Proceeds on the sale of property...........................         -            817                -            4,845             5,662
  Investment in Formametal S.A...............................         -           (133)               -                -              (133)
                                                           --------------- -------------                  ---------------  ----------------
                                                                                         ----------------
      Net cash used in investing activities..................         -        (14,555)               -           (7,151)          (21,706)
                                                           --------------- ------------- ---------------- ---------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in intercompany advances...........................         -        (10,195)          41,410          (31,215)                -
  Net borrowings under the revolving line of credit..........         -         13,600                -                -            13,600
  Borrowing of long-term debt                                         -              -                -           11,079            11,079
  Payments of long-term debt, including capital lease                 -                               -
obligations..................................................                  (10,506)                           (2,183)          (12,689)
                                                           --------------- ------------- ---------------- ---------------  ----------------
      Net cash (used in) provided by financing activities....         -         (7,101)          41,410          (22,319)           11,990
                                                           --------------- -------------                  ---------------  ----------------
                                                           --------------- ------------- ---------------- ---------------  ----------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH......................         -              -                -              599               599
                                                           --------------- ------------- ---------------- ---------------  ----------------
INCREASE (DECREASE) IN CASH AND                                       -         (2,542)               -             (411)           (2,953)
  CASH EQUIVALENTS...........................................
CASH AND CASH EQUIVALENTS, beginning of year.................         -          8,249                -            6,494            14,743
                                                           --------------- ------------- ----------------                  ----------------
                                                                                                          ---------------  ----------------
CASH AND CASH EQUIVALENTS, end of period.....................$       -       $   5,707     $         -      $      6,083      $     11,790
                                                           =============== ============= ================ ===============  ================

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)

                                            CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 FOR THE YEAR ENDED DECEMBER 31, 2001
                                                            (000s omitted)

                                                              U.S. Can        United                       USC Europe /       U.S. Can
                                                                                             USC May           May
                                                                            States Can    Verpackungen     Verpackungen
                                                            Corporation      Company         Holding      (Non-Guarantor     Corporation
                                                              (Parent)       (Issuer)    (Subsidiary-GuaraSubsidiaries)     Consolidated
                                                           --------------- ------------- ---------------- ---------------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES.........................$       -       $   3,658     $    (10,186)    $       (464)     $     (6,992)
                                                           --------------- ------------- ---------------- ---------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................         -        (14,981)               -           (4,556)          (19,537)
  Acquisition of business, net of cash acquired..............         -         (4,198)               -                -            (4,198)
  Proceeds on the sale of property...........................         -              -                -            7,208             7,208
  Investment in Formametal S.A...............................         -         (7,891)               -                -            (7,891)
                                                           --------------- -------------                  ---------------  ----------------
                                                                                         ----------------
      Net cash used in investing activities..................         -        (27,070)               -            2,652           (24,418)
                                                           --------------- ------------- ---------------- ---------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in intercompany advances...........................         -        (10,289)          10,186              103                 -
  Settlement of shareholder litigation.......................         -         (2,063)               -                -            (2,063)
  Net borrowings under the revolving line of credit..........         -         37,600                -                -            37,600
  Borrowing of Term C loan...................................                   20,000                                              20,000
  Payments of long-term debt, including capital lease                 -                               -
obligations..................................................                   (9,569)                           (4,533)          (14,102)
  Payment of debt financing costs................                       -       (6,294)               -                -           (6,294)
                                                           --------------- ------------- ---------------- ---------------  ----------------
      Net cash (used in) provided by financing activities....         -         29,385           10,186           (4,430)           35,141
                                                           --------------- -------------                  ---------------  ----------------
                                                           --------------- ------------- ---------------- ---------------  ----------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH......................         -              -                -              228               228
                                                           --------------- ------------- ---------------- ---------------  ----------------
INCREASE (DECREASE) IN CASH AND                                       -          5,973                -           (2,014)            3,959
  CASH EQUIVALENTS...........................................
CASH AND CASH EQUIVALENTS, beginning of year.................         -          2,276                -            8,508            10,784
                                                           --------------- ------------- ----------------                  ----------------
                                                                                                          ---------------  ----------------
CASH AND CASH EQUIVALENTS, end of period.....................$       -       $   8,249     $         -      $      6,494      $     14,743
                                                           =============== ============= ================ ===============  ================

                                                 U.S. CAN CORPORATION AND SUBSIDIARIES
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-- (Continued)

                                            CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 FOR THE YEAR ENDED DECEMBER 31, 2000
                                                            (000s omitted)

                                                      U.S. Can        United          USC May        USC Europe /        U.S. Can
                                                                                   Verpackungen          May
                                                                    States Can        Holding        Verpackungen
                                                    Corporation       Company       (Subsidiary     (Non-Guarantor     Corporation
                                                      (Parent)       (Issuer)       Guarantor)      Subsidiaries)      Consolidated
                                                   --------------- -------------- ---------------- ----------------- -----------------

CASH FLOWS FROM OPERATING
  ACTIVITIES.....................................    $     18,886    $   14,231     $     (8,809)    $      4,424      $     28,732
                                                   --------------- -------------- ---------------- ----------------- -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................               -       (16,371)               -           (8,133)          (24,504)
  Proceeds on sale of business...................               -        12,088                -                -            12,088
  Proceeds on the sale of property...............               -         8,755                -                -             8,755
  Investment in Formametal S.A...................               -             -                -           (4,914)           (4,914)
                                                   --------------- -------------- ---------------- ----------------- -----------------
      Net cash used in investing activities......               -         4,472                -          (13,047)           (8,575)
                                                   --------------- -------------- ---------------- ----------------- -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in intercompany advances...............         365,168      (392,408)           8,809           18,431                 -
  Issuance of common stock.......................          53,333             -                -                -            53,333
  Issuance of preferred stock....................         106,667             -                -                -           106,667
  Retirement of common stock and exercise
    of stock options.............................        (270,022)            -                -                -          (270,022)
  Purchase of treasury stock.....................            (488)            -                -                -              (488)
  Issuance of 12 3/8% notes......................               -       175,000                -                -           175,000
  Repurchase of 10 1/8% notes....................        (254,658)            -                -                -          (254,658)
  Net borrowings (payments) under the old
revolving
    line of credit and changes in cash overdrafts               -       (56,100)               -                -           (56,100)
  Borrowing of Tranche A loan....................               -        80,000                -                -            80,000
  Borrowing of Tranche B loan....................               -       180,000                -                -           180,000
  Borrowing of  other long-term debt, including
    capital lease obligations....................               -        18,500                -              786            19,286
  Payments of long-term debt, including
    capital lease obligations....................               -        (7,377)               -          (15,151)          (22,528)
  Payment of debt financing costs................               -       (16,137)               -                -           (16,137)
  Payment of recapitalization costs..............         (18,886)            -                -                -           (18,886)
                                                   --------------- -------------- ---------------- ----------------- -----------------
      Net cash (used in) provided by
        financing activities.....................         (18,886)      (18,522)           8,809            4,066           (24,533)
                                                   --------------- -------------- ---------------- ----------------- -----------------
                                                   --------------- -------------- ---------------- ----------------- -----------------
EFFECT OF EXCHANGE RATE CHANGES
  ON CASH........................................               -             -                -             (537)             (537)
                                                   --------------- -------------- ---------------- ----------------- -----------------
INCREASE (DECREASE) IN CASH AND CASH                            -           181                -           (5,094)           (4,913)
  EQUIVALENTS....................................
CASH AND CASH EQUIVALENTS, beginning
  of year........................................               -         2,095                -           13,602            15,697
                                                   --------------- -------------- ----------------                   -----------------
                                                                                                   ----------------- -----------------
CASH AND CASH EQUIVALENTS,                           $         -     $    2,276     $         -      $      8,508      $     10,784
  end of period..................................
                                                   =============== ============== ================ ================= =================

(18)  Quarterly Financial Data (Unaudited)

                The following is a summary of the  unaudited  interim  results of operations  for each of the quarters in 2002 and 2001
(000's omitted).

                           First Quarter             Second Quarter            Third Quarter              Fourth Qtr
                         -----------------         ------------------       ------------------         ----------------
                         2002         2001         2002         2001        2002          2001         2002        2001
                         ----         ----         ----         ----        ----          ----         ----        ----

Net Sales........... $  186,038   $  191,168   $  203,624   $  193,329   $  205,474  $   204,175  $   201,364  $   183,516
Gross Income........     18,968       24,451       22,893       26,361       19,800       23,730       24,444        2,132
Special Charges(a)..         --           --           --           --        5,071        (284)        3,634       36,523
Income (loss) from
    Operations before
    Accounting Change                (2,382)      (1,328)        (876)          423      (5,229)      (1,426)     (44,987)
(38,085)
Net Income (Loss)
    Available for Common
    Shareholders (b)          $   (23,658)$    (4,053)  $   (3,957)  $   (2,369)  $  (8,387)   $  (4,288)   $  (48,295)  $ (41,051)
                              ============= ==========  ===========  ===========  ==========   ==========   ===========  ==========

(a)             See Note (4)

(b)             Amount has been restated to reflect the Company's $18.3 million goodwill  impairment  charge,  net of tax, effective as of January 1, 2002.  See Note (15) for further detail.